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                               MORTGAGE SERVICING
                          PURCHASE AND SALE AGREEMENT

                                    between

                            NORWEST MORTGAGE, INC.,
                                     Seller

                                      and

                         HARBOURTON MORTGAGE CO., L.P.,
                                   Purchaser

                         Dated as of September 15, 1995

                  $1.6 Billion GNMA Mortgage Servicing Rights

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



                               TABLE OF CONTENTS

                                   ARTICLE I
                                  DEFINITIONS

Section 1.1  Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                   ARTICLE II
                     PURCHASE AND SALE OF SERVICING RIGHTS;
                      PURCHASE PRICE; ADDITIONAL COVENANTS

Section 2.1  Purchase and Sale of Servicing Rights.  . . . . . . . . . . . .   1
Section 2.2  Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 2.3  Payment of Purchase Price.  . . . . . . . . . . . . . . . . . .   5
Section 2.4  Interest Calculations.  . . . . . . . . . . . . . . . . . . . .   6
Section 2.5  Hold-Back Reserve.  . . . . . . . . . . . . . . . . . . . . . .   6
Section 2.6  Reimbursement of Advances.  . . . . . . . . . . . . . . . . . .   7
Section 2.7  Mortgage Escrow Accounts: Optional Insurance Payments.  . . . .   8
Section 2.8  Purchase Price Adjustments. . . . . . . . . . . . . . . . . . .   8
Section 2.9  Interest Calaculations. . . . . . . . . . . . . . . . . . . . .   9
Section 2.10 Purchase Price Allocation . . . . . . . . . . . . . . . . . . .   9
Section 2.11 Dispute Resolution. . . . . . . . . . . . . . . . . . . . . . .   9
Section 2.12 Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

Section 3.1  Seller's Representations and Warranties.  . . . . . . . . . . .   10
Section 3.2  Mortgage Banking Representations and Warranties.  . . . . . . .   13

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 4.1  Purchaser's Representations and Warranties. . . . . . . . . . .   13

                                   ARTICLE V
                            COVENANTS AND AGREEMENTS

Section 5.1  Interim Servicing; Subservicing.  . . . . . . . . . . . . . . .   15
Section 5.2  Uncertified Pools.  . . . . . . . . . . . . . . . . . . . . . .   16
Section 5.3  GNMA Consents.  . . . . . . . . . . . . . . . . . . . . . . . .   16
Section 5.4  Notice to Mortgagors. . . . . . . . . . . . . . . . . . . . . .   17
Section 5.5  Notice to Taxing Authorities, IRS, Insurers and Agencies. . . .   17
Section 5.6  Delivery of Custodian Files and Servicing Files.  . . . . . . .   18



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
Section 5.7  Post-Transfer Date Payments, Proceeds and Correspondence;
                 Notification of Action Items. . . . . . . . . . . . . . . .   18
Section 5.8  Recertification of Pools after Transfer.  . . . . . . . . . . .   19
Section 5.9  Reserved. . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
Section 5.10  Payment of Servicing Invoices. . . . . . . . . . . . . . . . .   20
Section 5.11  Sale And Transfer Documents. . . . . . . . . . . . . . . . . .   21
Section 5.12  Costs and Expenses.  . . . . . . . . . . . . . . . . . . . . .   21
Section 5.13  Access to Mortgage Documents, Files, Records, Etc. . . . . . .   21
Section 5.14  Covenant Against Solicitation. . . . . . . . . . . . . . . . .   22
Section 5.15  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . .   22
Section 5.16  Third-Party Proposals. . . . . . . . . . . . . . . . . . . . .   23
Section 5.17  Refinancing. . . . . . . . . . . . . . . . . . . . . . . . . .   23
Section 5.18  Pre-Foreclosure Purchases. . . . . . . . . . . . . . . . . . .   23
Section 5.19  Advice of Changes. . . . . . . . . . . . . . . . . . . . . . .   24
Section 5.20  Supplemental Information.  . . . . . . . . . . . . . . . . . .   24
Section 5.21  Best Efforts; Further Assurances.  . . . . . . . . . . . . . .   24

                                   ARTICLE VI
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

Section 6.1  Conditions to the Sale Date.  . . . . . . . . . . . . . . . . .   25
Section 6.2  Conditions to each Servicing Transfer Date. . . . . . . . . . .   26
Section 6.3  Conditions to each GNMA Transfer Date.  . . . . . . . . . . . .   27

                                  ARTICLE VII
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

Section 7.1  Conditions to the Sale Date.  . . . . . . . . . . . . . . . . .   28
Section 7.2  Conditions to each GNMA Transfer Date.  . . . . . . . . . . . .   29

                                  ARTICLE VIII
                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                          INDEMNIFICATION; REPURCHASE

Section 8.1  Survival of Representations and Warranties. . . . . . . . . . .   30
Section 8.2  Indemnification by Seller.  . . . . . . . . . . . . . . . . . .   30
Section 8.3  Indemnification by Purchaser. . . . . . . . . . . . . . . . . .   31
Section 8.4  Indemnification Procedures. . . . . . . . . . . . . . . . . . .   32
Section 8.5  Repurchase. . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Section 8.6  Special Indemnification for Seller's Escrow Practices.  . . . .   34


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                                   ARTICLE IX
                                  TERMINATION

Section 9.1  Termination by Purchaser or Seller Prior to
             Portfolio A Servicing Transfer Date.  . . . . . . . . . . . . .   34
Section 9.2  Termination by Purchaser or Seller Prior to
             Portfolio B Servicing Transfer Date.  . . . . . . . . . . . . .   34
Section 9.3  Effect of Termination.  . . . . . . . . . . . . . . . . . . . .   35

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

Section 10.1  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
Section 10.2  Assignment; Successors and Assigns; No Third Party Rights. . .   36
Section 10.3  Entire Agreement.  . . . . . . . . . . . . . . . . . . . . . .   37
Section 10.4  Amendment, Modification and Waivers. . . . . . . . . . . . . .   37
Section 10.5  Severability.  . . . . . . . . . . . . . . . . . . . . . . . .   37
Section 10.6  Expedited Arbitration. . . . . . . . . . . . . . . . . . . . .   37
Section 10.7  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .   38
Section 10.8  No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . .   38
Section 10.9  Payments by Wire Transfer. . . . . . . . . . . . . . . . . . .   38
Section 10.10  Rules of Construction.  . . . . . . . . . . . . . . . . . . .   39
Section 10.11  Reproduction of Documents.  . . . . . . . . . . . . . . . . .   39
Section 10.12  No Strict Construction. . . . . . . . . . . . . . . . . . . .   40
Section 10.13  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .   40

                             SCHEDULES AND EXHIBITS

Schedule I                Defined Terms
Schedule II               Mortgage Banking Representations and Warranties

Schedule 2.2(c)           Purchase Price Schedule
Schedule 3.1(j)           Litigation
Schedule 3.1(l)(1)        Mortgage Loan Schedule
Schedule 3.1(l)(2)        Buyout Loan Schedule
Schedule 3.1(l)(3)        Pool Schedule
Schedule 3.1(l)(4)        Portfolio Characteristics Schedule
Schedule 3.2(k)           Condominiums, etc...
Schedule 3.2(m)           Buydowns
Schedule 3.2(o)           Inquiries
Schedule 3.2(q)           Title Insurance Claims
Schedule 3.2(s)           Real Estate Taxes
Schedule 5.2              Uncertified Pools; Actions Required


Exhibit A                 Form of Escrow Agreement
Exhibit B                 Form of Interim Servicing Agreement
Exhibit C                 Form of Subservicing Agreement
Exhibit D                 Servicing Transfer Protocol
Exhibit E                 Form of Opinion of Seller's Counsel
Exhibit F                 Form of Opinion of Purchaser's Counsel
Exhibit G                 Form of Bill of Sale and Assignment Agreement (Servicing Rights)
Exhibit H                 Form of Bill of Sale and Assignment Agreement (Buyout Loans)
Exhibit I                 Intentionally Omitted
Exhibit J                 Custodian File Contents


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                 THIS MORTGAGE SERVICING PURCHASE AND SALE AGREEMENT, dated as of September 15, 1995 (this "Agreement"), is made by and between HARBOURTON MORTGAGE CO., L.P., a Delaware limited partnership ("Purchaser"), and NORWEST MORTGAGE, INC., a California corporation ("Seller").

                                  BACKGROUND:

                 Seller owns the Servicing Rights and Advances with respect to the Mortgage Loans and Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all right, title and interest in and to the Servicing Rights and Advances in accordance with the terms and subject to the conditions of this Agreement.

                 NOW THEREFORE, the Parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                 Section 1.1      Definitions.

                 For the purpose of this Agreement, capitalized terms have the meanings set out in Schedule I hereto, or elsewhere in this Agreement.

                                   ARTICLE II
                     PURCHASE AND SALE OF SERVICING RIGHTS;
                      PURCHASE PRICE; ADDITIONAL COVENANTS

                 Section 2.1 Purchase and Sale of Servicing Rights and Buyout Loans.

                          (a)     Sale Date Conveyance.  Upon the terms and
subject to the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein, effective as of the close of business on the Sale Date, Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser all of Seller's beneficial right, title and interest in and to the Servicing Rights related to the Mortgage Loans (other than the Buyout Loans), free and clear of all Liens, and Purchaser hereby purchases and assumes the beneficial interest in the Servicing Rights related to the Mortgage Loans (other than the Buyout Loans) from Seller as of such date.

                          (b)     GNMA Transfer Date Conveyance.  Upon the
terms and subject to the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein, effective as of the commencement of business on each date set forth in the table below (or on such other dates as the Parties may agree in writing) (collectively, the "GNMA Transfer Dates"; individually, a "GNMA Transfer Date"), Seller shall sell, assign, transfer, convey and deliver to Purchaser, legal title, and all of Seller's right, title and interest in and to the Mortgage Loans (other than the Buyout Loans) and the Servicing Rights related to the Mortgage Loans described in the column adjacent to the respective GNMA Transfer Date in the


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table below, free and clear of all Liens, and Purchaser hereby purchases and assumes such Servicing Rights from Seller as of such GNMA Transfer Date.

GNMA TRANSFER DATE:                               RELATED MORTGAGE LOANS:
November 2, 1995                                  All Certified Portfolio A Mortgage Loans

December 4, 1995                                  (i) All Certified Portfolio B Mortgage Loans, and
                                                  (ii) all Portfolio A Mortgage Loans that have become
                                                  Certified Portfolio A Mortgage Loans since the prior GNMA
                                                  Transfer Date
Each of January 3, 1996, February 2, 1996,        All Portfolio A Mortgage Loans that have become Certified
March 4, 1996, and April 2, 1996                  Portfolio A Mortgage Loans, and all Portfolio B Mortgage
                                                  Loans that have become Certified Portfolio B Mortgage
                                                  Loans, since the prior GNMA Transfer Date
May 2, 1996                                       All Portfolio A Mortgage Loans that have become Certified
(the "Final GNMA Transfer Date")                  Portfolio A Mortgage Loans, and all Portfolio B Mortgage
                                                  Loans that have become Certified Portfolio B Mortgage
                                                  Loans, since the prior GNMA Transfer Date

                          (c)     Servicing Transfer Dates; Advances.  Upon the
terms and subject to the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein: (i) as of the commencement of business on November 2, 1995 (the "Portfolio A Servicing Transfer Date"), Purchaser shall commence physical servicing (or subservicing in accordance with Section 5.1) of all Portfolio A Mortgage Loans, (ii) as of the commencement of business on December 4, 1995 (the "Portfolio B Servicing Transfer Date"), Purchaser shall commence physical servicing (or subservicing in accordance with Section 5.1) of all Portfolio B Mortgage Loans, and (iii) as of the commencement of business on October 16, 1995 (the "Buyout Loan Transfer Date"), Purchaser shall commence physical servicing of all Buyout Loans. All Advances related to the Mortgage Loans shall be transferred and conveyed to Purchaser as of the related Servicing Transfer Date.

                          (d)     Buyout Loans.  Upon the terms and subject to
the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein, effective as of the commencement of business on the Buyout Loan Transfer Date, Seller shall sell, assign, transfer, convey and deliver to Purchaser, legal title, and all of Seller's right, title and interest in and to the Buyout Loans and all servicing rights and Advances related thereto, free and clear of all Liens, and Purchaser hereby purchases and assumes such Buyout Loans from Seller as of such Buyout Loan Transfer Date.

NOTWITHSTANDING ANYTHING CONTAINED IN THIS SECTION 2.1 OR THE GNMA GUIDE TO THE CONTRARY, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, AS BETWEEN SELLER AND PURCHASER, PURCHASER IS NOT ASSUMING, NOR SHALL IT IN ANY MANNER BECOME LIABLE FOR, ANY LIABILITIES OR OBLIGATIONS OF ANY KIND OR NATURE WHATSOEVER OF SELLER AND ITS AFFILIATES RELATING TO THE MORTGAGE LOANS, SERVICING RIGHTS OR ADVANCES ARISING PRIOR TO THE SALE DATE.

                 Section 2.2      Purchase Price.

                          (a)     Purchase Price.  In full consideration for
the sale of the Servicing Rights, Purchaser shall pay to Seller, subject to adjustment as provided in Section 2.8 below, a purchase price (the "Purchase Price") equal to the difference between:

                                  (i)      the product of (x) the Purchase
         Price Percentage and (y) the aggregate unpaid principal balance, as of the Cut-Off Date, of the Mortgage Loans, excluding the aggregate unpaid principal balance of all Delinquent Loans and Buyout Loans;

                                  minus

                                  (ii)     the sum of (x) the number of
         Mortgage Loans (other than Buyout Loans) that are In Bankruptcy and as to which no monthly installments are past due as of the Cut-Off Date, times fifteen hundred dollars ($1,500), plus (y) the number of Delinquent Loans (other than Buyout Loans and without duplication of Mortgage Loans included in the calculation of clause (x) above) as to which five (5) or fewer monthly installments are past due as of the Cut-Off Date, times two thousand dollars ($2,000), plus (z) the number of Delinquent Loans (other than Buyout Loans) that are In Foreclosure or as to which six (6) or more monthly installments are past due as of the Cut-Off Date, times twenty-five hundred dollars ($2,500);

                                  minus

                                  (iii)    Sixty-Four Thousand ($64,000)
         Dollars.

                          (b)     Buyout Loan Purchase Price.  In full
consideration for the sale of the Buyout Loans, Purchaser shall pay to Seller, subject to adjustment as provided in Section 2.8 below, a purchase price (the "Buyout Loan Purchase Price") equal to the difference between

                                  (i)      the aggregate unpaid principal
         balance, as of the Buyout Loan Cut-Off Date, of the Buyout Mortgage Loans plus the aggregate



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         accrued but unpaid interest on the unpaid principal balance of each
         Buyout Loan calculated at the applicable Pool pass through rate on each Buyout Loan to the date that the Buyout Loan Purchase Price is paid in respect of such Buyout Loan in accordance with Section 2.3(e);

                                  minus

                                  (ii)     the sum of (x) the number of Buyout
         Loans that are In Bankruptcy and as to which no monthly installments are past due as of the Cut-Off Date, times fifteen hundred dollars ($1,500), plus (y) the number of Buyout Loans (without duplication of Buyout Loans included in the calculation of clause (x) above) as to which five (5) or fewer monthly installments are past due as of the Cut-Off Date, times two thousand dollars ($2,000), plus (z) the number of Buyout Loans that are In Foreclosure or as to which six (6) or more monthly installments are past due as of the Cut-Off Date, times twenty-five hundred dollars ($2,500).

                          (c)     Purchase Price Schedule.  Schedule 2.2(c)
(the "Purchase Price Schedule") sets forth the Seller's calculation of the Purchase Price, the Portfolio A Purchase Price and the Portfolio B Purchase Price, each as of the Cut-Off Date. Seller has delivered to Purchaser a Purchase Price Schedule containing Seller's good faith estimate of the Purchase Price. Within two (2) Business Days after the Sale Date, Seller shall deliver to Purchaser a complete Purchase Price Schedule that sets forth in reasonable detail all of the relevant computations made by Seller in determining the Purchase Price, and all information used by Seller in connection with such computations. Seller shall deliver a revised Schedule 2.2(c), incorporating any applicable adjustments to the Purchase Price and including the amount of the related Advances on or before the third (3rd) Business Day after each of the Portfolio A Servicing Transfer Date, the Portfolio B Servicing Transfer Date, and each GNMA Transfer Date. The revised Schedule 2.2(c) to be delivered after each GNMA Transfer Date shall include a detailed calculation of the portion of the Purchase Price that will become due in accordance with Section 2.3(d) with respect to such GNMA Transfer Date. If a revised Purchase Price
Schedule is not delivered to Purchaser by the third (3rd) Business Day after each of the dates set forth above, the date on which the related Purchase Price payment is due shall be delayed and extended to the date that is two (2) Business Days after Purchaser's actual receipt of such revised Purchase Price Schedule.

                          Seller shall deliver a Purchase Price Schedule with
respect to the Buyout Loans (based on the unpaid principal balance thereof as of the Buyout Loan Cut-Off Date) and the related Advances on Schedule 2.2(c) on or before the third (3rd) Business Day after the Buyout Loan Transfer Date and on each of November 1, 1995 and December 1, 1995 with respect to the payments due on such dates. Such schedule shall include a detailed calculation of the Buyout Loan Purchase Price and the portion due on any given date. If a revised Purchase Price Schedule is not delivered to Purchaser by the third (3rd) Business Day after the Buyout Loan Transfer Date, or on or before November 1, 1995 and December 1, 1995 with respect to the payments due on such dates, the date on which the related Buyout Loan Purchase Price payment



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

is due shall be delayed and extended to the date that One (1) Business Day after Purchaser's actual receipt of such revised schedule.

                 Section 2.3      Payment of Purchase Price.

                 The Purchase Price shall be paid by Purchaser in immediately available funds by wire transfer in accordance with the wire transfer instructions set forth on Section 10.9 as follows:

                          (a)     Sale Date Payment.  On the Sale Date,
Purchaser shall pay to Seller, by wire transfer of immediately available funds, twenty percent (20%) of the Purchase Price.

                          (b)     Servicing Transfer Payments.  On the fifth
(5th) Business Day following each of the Portfolio A Servicing Transfer Date (the "Portfolio A Purchase Price Remittance Date") and the Portfolio B Servicing Transfer Date (the "Portfolio B Purchase Price Remittance Date") Purchaser shall (i) remit to Seller ten percent (10%) of the Portfolio A Purchase Price or the Portfolio B Purchase Price, as the case may be, and (ii) deposit in escrow with the Escrow Agent pursuant to the Escrow Agreement five percent (5%) of the Portfolio A Purchase Price or the Portfolio B Purchase Price, as the case may be, to be held and released in accordance with Section
2.4 (each such payment, a "Servicing File Reserve Payment"; collectively, the "Servicing File Reserve")

                          (c)     Reserved.

                          (d)     GNMA Transfer Date Payment.  On the fifth
(5th) Business Day following each GNMA Transfer Date, Purchaser shall (i) remit to Seller sixty percent (60%) of the Purchase Price relating to the Servicing Rights for which a GNMA Consent has been obtained and which are being transferred to Seller on such GNMA Transfer Date and (ii) deposit in escrow with the Escrow Agent pursuant to the Escrow Agreement five percent (5%) of the Purchase Price relating to the Servicing Rights for which a GNMA Consent has been obtained and which are being transferred to Seller on such GNMA Transfer Date to be held and released in accordance with Section 2.5 (the "Hold-Back Reserve Payment"). All payments made by Purchaser to Seller under this Section shall be determined in accordance with Section 2.2(a) for each related Mortgage Loan and shall include interest on the amount paid at the Applicable Rate from the related Servicing Transfer Date to the date of payment to Seller or deposit in escrow, as the case may be. In no event shall any payment (other than interest payments) to be made on any date under this subsection, when added to all Purchase Price payments previously made by Purchaser under any subsection of this Section 2.3 (other than interest payments) exceed 100% of the Purchase Price.

                          (e)     Buyout Loan Payments.  Provided that Seller
has complied in all material respects with Seller's covenants and obligations hereunder, on the sixth (6th) Business Day following the date that Purchaser receives the Custodial Files for substantially all of the Buyout Loans (the "Buyout Loan Purchase Price Remittance Date") (which date is expected to be on or about October 16, 1995) Purchaser shall remit to Seller one-hundred percent (100%) of



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

the Buyout Loan Purchase Price with respect to all Buyout Loans for which Purchaser has received the related complete Custodian File as of the Buyout Loan Transfer Date. For all Buyout Loans that do not have complete Custodial Files as of the Buyout Loan Transfer Date and for which Purchaser receives a complete Custodian File on or before October 31, 1995, Purchaser shall pay the related Buyout Loan Purchase Price on November 1, 1995, and for all Buyout Loans that do not have complete Custodial Files as of October 31, 1995 and for which Purchaser receives a complete Custodian File on or before November 30, 1995, Purchaser shall pay the related Buyout Loan Purchase Price on December 1, 1995. Purchaser shall reconvey to Seller any Buyout Loans that do not have complete Custodial Files as of November 30, 1995. In order to carry out the intent and purpose of this Section, Purchaser shall use reasonable efforts to provide Seller with exception reports indicating exceptions to the Custodian Files as promptly as practical after receipt of the Custodial Files and Seller shall use reasonable efforts to cure such exceptions as promptly as practical after receipt of Purchaser's exception reports. A Custodian File shall not be considered "complete" until all exceptions are cleared to Purchaser's reasonable satisfaction.

                 Section 2.4      Servicing File Reserve.

                 The Servicing File Reserve shall be held by the Escrow Agent in escrow in accordance with the terms of the Escrow Agreement against receipt by Purchaser of the Servicing File for each Mortgage Loan. Each Servicing File Reserve Payment, together with any interest earned thereon, shall be released to Seller 30 days after the applicable Servicing Transfer Date; provided, however, if Purchaser has determined after a quantitative review of the Servicing Files that Seller has failed to deliver any Servicing File on the related Servicing Transfer Date, the Escrow Agent shall retain $500 for each missing Servicing File. All amounts so retained shall be released to Seller on a weekly basis as missing Servicing Files are received by Purchaser. If Purchaser incurs any Losses that are indemnified hereunder resulting from Seller's delay in delivering a Servicing File, and Seller wrongfully fails or refuses to promptly pay the amount of such Losses to Purchaser in accordance with Article VIII, then upon notice from Purchaser (with a copy to Seller) the Escrow Agent shall pay over to Purchaser the amount of such Loss from the Servicing File Reserve.

                 Section 2.5      Hold-Back Reserve.

                 All Hold-Back Reserve Payments (collectively, the "Hold-Back Reserve Fund") shall be held by the Escrow Agent in escrow in accordance with the terms of the Escrow Agreement. All interest on the Hold-Back Reserve Fund shall belong to Seller and shall be paid to Seller by the Escrow Agent as earned. If Purchaser incurs any Loss that is indemnified hereunder (including Losses relating to any delay in the recertification of the Pools or in recording intervening assignments of Mortgages) and Seller wrongfully fails or refuses to promptly pay the amount of such Losses to Purchaser in accordance with Article VIII, upon notice from Purchaser (with a copy to Seller), the Escrow Agent shall pay over to Purchaser the amount of such Loss from the Hold-Back Reserve Fund. Each Hold-Back Reserve Payment shall be accounted for separately (although they may be commingled in one or more escrow accounts) and shall be released to Seller after each GNMA Transfer Date as follows:



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

                          (a)     One-third (1/3) of each Hold-Back Reserve
Payment, less any amounts offset by Purchaser against indemnified Losses, shall be paid to Seller upon confirmation from a third party contractor or confirmation by Seller (in the form of an officer's certificate, in form and substance reasonably satisfactory to Purchaser), that an assignment in proper recordable form from Seller to Purchaser of each related Mortgage Loan, has been prepared and executed by Seller and has been sent for recording in the appropriate recording office in the jurisdiction in which the related Mortgaged Property is located;

                          (b)     One-sixth (1/6) of each Hold-Back Reserve
Payment, less any amounts offset by Purchaser against indemnified Losses, shall be paid to Seller upon confirmation from Purchaser's Document Custodian that 50% of the documents required to cause each of the related Pools to be a Certified Pool (exclusive of the recorded assignment described in subparagraph
(a) above) have been received;

                          (c)     One-sixth (1/6) of each Hold-Back Reserve
Payment, less any amounts offset by Purchaser against indemnified Losses, shall be paid to Seller on a monthly basis as Purchaser receives confirmation from Purchaser's Document Custodian that all of the documents required to cause each of the related Pools to be a Certified Pool (exclusive of the recorded assignment described in subparagraph (a) above) have been received, and that there are no exceptions which remain to be cleared -- amounts released monthly under this subsection shall be pro rated based upon the ratio of (x) the principal balance of the related Pools for which all documents have been received in such month to (y) the aggregate principal balance of all Pools transferred on the related GNMA Transfer Date;

                          (d)     One-sixth (1/6) of each Hold-Back Reserve
Payment, less any amounts offset by Purchaser against indemnified Losses, shall be paid to Seller upon confirmation from Purchaser's Document Custodian that the recorded assignments with respect to 50% of all of the related Mortgage Loans have been received in an acceptable format; and

                          (e)     The remaining balance of the Hold-Back
Reserve Fund shall be paid to Seller upon confirmation from Purchaser's Document Custodian that all of the recorded assignments have been received in an acceptable format.

                 Section 2.6      Reimbursement of Advances.

                 Within three (3) Business Days after each Servicing Transfer Date, Seller shall provide Purchaser with a schedule on a loan-by-loan basis that sets forth all Advances with respect to the Mortgage Loans, the Servicing Rights to which were transferred on such Servicing Transfer Date. On each Purchase Price Remittance Date, Purchaser shall reimburse Seller, by wire transfer of immediately available funds, one hundred percent (100%) of the Advances relating to the related Mortgage Loans and the amount advanced by Seller to fund any overcollateralized Pools. If the Parties mutually agree, amounts due to Seller under this Section 2.6 may be netted against amounts due from Seller under Section 2.7.

                 Section 2.7 Mortgage Escrow Accounts: Optional Insurance Payments.

                 On each Purchase Price Remittance Date, Seller shall transfer, by wire transfer of immediately available funds, to accounts in Purchaser's name as custodian or trustee, in one (1) or more depository institutions identified by Purchaser and acceptable to GNMA, the Mortgage Escrow Account balances relating to the related Mortgage Loans. Such payment will be accompanied by an itemized statement of the Mortgage Escrow Account balances and the outstanding Advances, reflecting the balances as of the applicable Servicing Transfer Date, sufficient to enable Purchaser to reconcile the amount of such payment with the accounts of the related Mortgage Loans. Purchaser shall review the accuracy of Seller's accounting statement of the Mortgage Escrow Account balances and, in the event of an error, the amount of the Mortgage Escrow Account balances transferred shall be adjusted and Seller shall pay to Purchaser any additional amounts of Mortgage Escrow Account balances or Purchaser shall reimburse Seller for any overpayment of Mortgage Escrow Account balances, as the case may be, by wire transfer of immediately available funds. Seller shall be obligated to credit to the Mortgage Escrow Accounts any interest accrued on Mortgage Escrow Account balances to the applicable Servicing Transfer Date in accordance with any applicable Mortgage Loan Requirements prior to or on the applicable Purchase Price Remittance Date. On or before each Purchase Price Remittance Date, Seller shall remit to all applicable optional insurance carrier(s) all optional insurance premiums, if any, being held by Seller for, or on behalf of, any Mortgagors that have not yet been remitted to the optional insurance carriers.

                 Section 2.8      Purchase Price Adjustments.

                 The Purchase Price or the Buyout Loan Purchase Price shall be adjusted by the Parties after the Sale Date for any of the following events:

                          (a)     Insufficient Funds Payments.  If the payment
on any one (1) or more of the Mortgage Loans for the month preceding the Cut-Off Date was made by the Mortgagor by an NSF Check, and the return of such NSF Check causes such Mortgage Loan to be three (3) or more payments past due as of the Cut-Off Date, such Mortgage Loan shall be treated as a Delinquent Loan. In each such case, the Purchase Price shall be adjusted accordingly, and the payment to be made to Seller on the applicable Purchase Price Remittance Date shall be reduced by the amount of such adjustment.

                          (b)     Prepaid Loans.  On the Portfolio A Purchase
Price Remittance Date, Seller shall provide Purchaser with a list, certified by an officer of Seller, setting forth all Mortgage Loans that have been prepaid in full during the period from the Cut-Off Date through October 31, 1995 (the "Prepaid Loans"). Purchaser shall advise Seller which, if any, of the Prepaid Loans have been refinanced by Purchaser. The amount of the aggregate Purchase Price shall be recalculated prior to the Portfolio A Purchase Price Remittance Date and shall be reduced by an amount equal to the product of the aggregate unpaid principal balance (as of the date of prepayment) of all Prepaid Loans that have not been refinanced by Purchaser (other than Delinquent Loans and Buyout Loans) multiplied by the Purchase Price Percentage. Seller shall reimburse Purchaser for 20% of the net Purchase Price reduction calculated in accordance with the prior sentence (being the portion of the Purchase Price paid to Seller on the Sale Date), which amount may be deducted by Purchaser from the amount payable to Seller on the Portfolio A Purchase Price Remittance Date or on any future Purchase Price payment date until the entire amount is recovered by Purchaser.

                          (c)     Correction of Errors.  If any of the
information used in calculating the Purchase Price (or any installment thereof), the Buyout Loan Purchase Price or any adjustment to the Purchase Price or the Buyout Loan Purchase Price shall be found by a Party to have been incorrectly computed or the Purchase Price (or any installment thereof), the Buyout Loan Purchase Price or any adjustment thereto, shall be found by a Party to have been otherwise calculated improperly, the Purchase Price (or any installment thereof) or the Buyout Loan Purchase Price, as the case may be, shall be promptly and appropriately adjusted on the basis of the correct and proper information. Payment or reimbursement shall be promptly made by the appropriate Party after notice from the other Party setting forth in reasonable detail the amount of such adjustment claimed and the basis for such adjustment.

                          If any adjustments are made to the Purchase Price (or
any installment thereof) or the Buyout Loan Purchase Price after the applicable Purchase Price Remittance Date in accordance with the provisions of Section 2.8(c), any such adjustment shall include interest at the Fed Funds Rate on the amount of the adjustment from the applicable Purchase Price payment date to the date that the payment of such adjustment is made.

                 Section 2.9      Interest Calculations.

                 For any payment to be made by Purchaser that is to include interest at the Applicable Rate under Section 2.3, Purchaser shall provide Seller on or before the date such payment is made a statement containing the related interest calculation in reasonable detail.

                 Section 2.10     Purchase Price Allocation.

                 The Purchase Price and the Buyout Loan Purchase Price shall be allocated in the manner provided in this Agreement for the calculation of the Purchase Price and the Buyout Loan Purchase Price and reimbursement of Advances. The Parties shall use such allocation in filing their respective Forms 8594 for federal income tax purposes.

                 Section 2.11     Dispute Resolution.

                 The Parties shall attempt in good faith to promptly resolve any dispute regarding any of the calculations and payments to be made under this Article II. If any dispute or disagreement concerning the appropriate amount of any calculation or payment to be made under this Article II cannot be resolved by the Parties within 30 days of notice of such dispute, either Party may submit the dispute to expedited arbitration in accordance with the provisions of Section 10.6.

                 Section 2.12     Closing.

                 The closing hereunder shall take place on the Sale Date, and shall, at Purchaser's option, be either (a) by telephone, confirmed by letter, facsimile transmission or wire as the Parties shall agree, or (b) conducted in person, at such place as the Parties shall agree.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

                 Section 3.1.     Seller's Representations and Warranties.

                 Seller represents and warrants to Purchaser as follows as of the Sale Date and each GNMA Transfer Date:

                          (a)     Organization and Qualification.  It is a
corporation duly organized, validly existing, and in good standing, under the laws of the jurisdiction of its formation, has the authority and power necessary to own its assets and to transact the business in which it is engaged, and is duly qualified and in good standing to do business in each jurisdiction in which the conduct of its business or the ownership of its assets (including the Servicing Rights or the Mortgage Loans) so requires.

                          (b)     Authorization; Enforceability; Execution.  It
has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and each Operative Document, and to perform its obligations hereunder and thereunder. It has duly authorized, executed, and delivered this Agreement and each Operative Document. This Agreement and each Operative Document constitute the legal, valid, and binding obligation of Seller, enforceable against it in accordance with their respective terms, except to the extent bankruptcy, insolvency, reorganization, fraudulent conveyance, or similar laws affect the enforcement of creditors' rights generally. The signatory executing this Agreement and each Operative Document is duly authorized to execute and deliver each such document.

                          (c)     Non-Contravention.  Its execution and
delivery of this Agreement and each Operative Document, and the consummation and performance of any of the transactions contemplated hereby or thereby, do not and will not: (i)(A) violate any applicable law or any judgment, award, order, writ, or decree of any court or other Governmental Authority, (B) violate any Mortgage Loan Requirement, or (C) violate any provision of its certificate of incorporation or by-laws; (ii) violate any provision of, or cause a default under, any mortgage, indenture, contract, agreement, or other undertaking to which it is a party or that purports to be binding upon it or upon any of its assets; or (iii) result in the creation or imposition of any lien on any of its assets.

                          (d)     Consents.  Other than the GNMA Consents, no
consent of any other Person (including such Person's shareholders) and no consent, license, approval, or exemption by, or authorization of, or registration, filing or declaration with, any Governmental Authority or any other Person, is necessary to (i) its execution, delivery or performance of this

Agreement or any Operative Document, or (ii) the validity or enforceability of this Agreement or any Operative Document.

                          (e)     No-Default.  It is not in default, and no
event or condition exists that after the giving of notice or lapse of time or both, would constitute an event of default under any material mortgage, indenture, contract, agreement, judgment, or other undertaking, to which it is a party or which purports to be binding upon it or upon any of its assets.

                          (f)     Approvals.  It is a HUD, FHA and VA approved
mortgagee in good standing to service mortgages and has not been suspended as a mortgagee or servicer by any of HUD, the FHA or the VA. It has all federal, state and local licenses, permits, and other authorizations of Governmental Authorities required for the conduct of its business with respect to the Mortgage Loans, the Servicing Rights and the Advances, including but not limited to state mortgage banking and real estate licenses in those jurisdictions where such licenses are necessary for the conduct of Seller's business, and Seller has not received any notice that revocation is being considered with respect to any of such licenses, permits, or authorizations.
It knows of no reason why GNMA would not consent to the transfer contemplated by this Agreement.

                          (g)     Financial Statements; Solvency.  It meets all
minimum net worth or similar requirements necessary in order to conduct its business which are applicable to Seller under any law or any requirement of any regulatory agency, Investor, or other authority. Seller has previously provided Purchaser with a copy of its audited balance sheet as of December 31, 1994 and its unaudited balance sheet as at June 30, 1995, and, to the extent available, the related statements of income, retained earnings and changes in financial position for the periods then ended (collectively, the "Seller's Financial Statements"). Seller's Financial Statements present fairly in all material respects the financial condition of Seller as of the dates, and for the periods, covered thereby, and were prepared in accordance with GAAP consistently applied through the periods involved. There has been no change in the financial condition of Seller since the date of Seller's Financial Statements which would have a material adverse effect upon the ability of Seller to complete the transactions contemplated herein and comply with its responsibilities and obligations hereunder.

                          On the Sale Date and each Servicing Transfer Date,
and after giving effect to each of the transactions contemplated to occur on such date, it will not be insolvent and has, or will have as of such date, adequate net worth to meet all Investor requirements.

                          (h)     Insurance.  It maintains insurance against
liability to third parties to the extent and in the manner required by GNMA, including without limitation errors and omissions insurance and fidelity bond coverage in accordance with the Mortgage Loan Requirements. All such insurance policies maintained by Seller are in full force and effect.

                          (i)     Compliance with Law.  It has complied in all
material respects with all applicable Laws, the violation of which might materially and adversely effect its operations or financial condition or delay the consummation of the transactions contemplated hereby.

                          (j)     Litigation.  Except as set forth on Schedule
3.1(j), there are no lawsuits, actions, proceedings, claims, orders or investigations by or before any Governmental Authority pending or, to Seller's best knowledge, threatened against it or its Affiliates relating to the Mortgage Loans, the Servicing Rights, the Escrow Balances, the Advances, the Servicing Agreement or seeking to enjoin the transactions contemplated hereby and there are no facts or circumstances known to Seller that could result in a claim for damages or equitable relief which, if decided adversely, could, individually or in the aggregate, have a material adverse effect on the value of the Buyout Loans, the Servicing Rights or Advances, the financial condition of Seller or Seller's ability to consummate the transactions contemplated hereby. Schedule 3.1(j) also sets forth a true, complete and correct list of all class-action or purported class-action litigation naming Seller as a defendant therein and which litigation is currently pending or has been settled or reduced to judgment within the two (2) year period prior to the Sale Date.

                          (k)     Brokers.  With the exception of BayView
Financial Trading Group, Inc. ("BayView"), it has not retained any broker, finder, investment banker or financial advisor in connection with this Agreement or any of the transactions contemplated hereby that would be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee in connection therewith. The fees and expenses of BayView are the sole responsibility of, and shall be paid by, Seller pursuant to a separate agreement between Seller and BayView.

                          (l)     Purchased Asset Schedules; Portfolio
Characteristics.

                                  (1)  Mortgage Loan Schedule.  Schedule
3.1(l)(1) (the "Mortgage Loan Schedule") identifies for each Portfolio, each Mortgage Loan (including a trial balance for each such Mortgage Loan as of the Cut-Off Date) that is serviced by Seller under the Servicing Agreement, the Servicing Rights to which are being sold to Purchaser pursuant to this Agreement. The Mortgage Loans do not include any Ineligible Mortgage Loans.

                                  (2)  Buyout Loan Schedule.  Schedule
3.1(l)(2) (the "Buyout Loan Schedule") identifies each Buyout Loan that is being sold to Purchaser pursuant to this Agreement. The Buyout Loans do not include any Ineligible Buyout Loans. On or before the Buyout Loan Transfer Date, Seller shall update Schedule 3.1(l)(2) to include a trial balance for each Buyout Loan as of the Buyout Loan Cut-Off Date, which Schedule shall be true, correct and complete as of the Buyout Loan Transfer Date.

                                  (3)  Pool Schedule.  Schedule 3.1(l)(3) (the
"Pool Schedule") identifies for each Portfolio, each Pool included in such Portfolio.

                                  (4)  Portfolio Characteristics Schedule.
Schedule 3.1(l)(4) (the "Portfolio Characteristics Schedule") identifies the characteristics of each Portfolio as of the Cut-Off Date.

                          All of the information set forth on each of the
Mortgage Loan Schedule, Buyout Loan Schedule, Pool Schedule and Portfolio Characteristics Schedule is true, correct and complete as of the Cut-Off Date. Except as set forth on Schedule 3.1(l)(1) or Schedule 3.1(l)(2), no Mortgage Loan is Delinquent, In Forbearance, In Foreclosure or In Litigation and no

Mortgagor is In Bankruptcy. Except as set forth on Schedule 3.1 (j), no Mortgage Loan is the subject of any class action lawsuit, and, upon the transfer of the Mortgage Loans or the Servicing Rights to Purchaser, it will not be the subject of any class action settlement, order, decree or judgment.

                          (m)     Ownership of Buyout Loans, Servicing Rights
and Advances. Subject to the rights of GNMA in the Servicing Rights, Seller has good and merchantable title to the Buyout Loans, the Servicing Rights and the Advances, free and clear of all Liens. There are no contracts affecting the Mortgage Loans, Servicing Rights or Advances to which Purchaser will be bound except for the Servicing Agreement and the GNMA Guide and no other Person has any interest in the Mortgage Loans, Servicing Rights or Advances, except GNMA to the extent set forth in the GNMA Guide.

                          (n)     Disclosure.  No representation, warranty or
written statement made by it in this Agreement, or in any schedule, exhibit, instrument, or any other document delivered in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                 Section 3.2      Mortgage Banking Representations and
Warranties.

                 Seller represents and warrants to Purchaser that each of the representations and warranties set forth on Schedule II hereto is true, complete and correct as of the Sale Date (or, with respect to the Buyout Loans, as of the Buyout Loan Transfer Date), and--with respect to the representations and warranties contained in paragraphs (a), (b), (c), (d), (e), (f), (g), (h),
(i), (j), (n), (p), (r), (s), (t), and (ff) of Schedule II only--each Servicing Transfer Date, with respect to each Mortgage Loan and the related Servicing Rights and Advances transferred to Purchaser on such date.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

                 Section 4.1.     Purchaser's Representations and Warranties.

                 Purchaser represents and warrants to Seller as follows as of the Sale Date and each GNMA Transfer Date:

                          (a)     Organization and Qualification.  It is a
limited partnership duly organized, validly existing, and in good standing, under the laws of the jurisdiction of its formation, has the authority and power necessary to own its assets and to transact the business in which it is engaged, and is duly qualified and in good standing to do business in each jurisdiction in which the conduct of its business or the ownership of its assets so requires.

                          (b)     Authorization; Enforceability; Execution.  It
has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and each Operative Document, and to perform its obligations hereunder and thereunder. It has duly authorized, executed, and delivered this Agreement and each Operative Document. This Agreement and each Operative Document constitute the legal, valid, and binding obligation of Purchaser, enforceable against it in accordance with their respective terms, except to the extent bankruptcy, insolvency, reorganization, fraudulent conveyance, or similar laws affect the enforcement of creditors' rights generally. The signatory executing this Agreement and each Operative Document is duly authorized to execute and deliver each such document.

                          (c)     Non-Contravention.  Its execution and
delivery of this Agreement and each Operative Document, and the consummation and performance of any of the transactions contemplated hereby or thereby, do not and will not: (i)(A) violate any applicable law or any judgment, award, order, writ, or decree of any court or other Governmental Authority, (B) violate any Mortgage Loan Requirement, or (C) violate any provision of its agreement of limited partnership; (ii) violate any provision of, or cause a default under, any mortgage, indenture, contract, agreement, or other undertaking to which it is a party or that purports to be binding upon it or upon any of its assets; or (iii) result in the creation or imposition of any lien on any of its assets.

                          (d)     Consents.  Other than the GNMA Consents, no
consent of any other Person (including such Person's general partners or shareholders) and no consent, license, approval, or exemption by, or authorization of, or registration, filing or declaration with, any Governmental Authority or any other Person, is necessary to (i) its execution, delivery or performance of this Agreement or any Operative Document, or (ii) the validity or enforceability of this Agreement or any Operative Document.

                          (e)     No-Default.  It is not in default, and no
event or condition exists that after the giving of notice or lapse of time or both, would constitute an event of default under any material mortgage, indenture, contract, agreement, judgment, or other undertaking, to which it is a party or which purports to be binding upon it or upon any of its assets.

                          (g)     Approvals.  It is a HUD, FHA and VA approved
mortgagee in good standing to service mortgages and has not been suspended as a mortgagee or servicer by any of HUD, the FHA or the VA. It has all federal, state and local licenses, permits, and other authorizations of Governmental Authorities required for the conduct of its business with respect to the Mortgage Loans, the Servicing Rights and the Advances, including but not limited to state mortgage banking and real estate licenses in those jurisdictions where such licenses are necessary for the conduct of Purchaser's business, and Purchaser has not received any notice that revocation is being considered with respect to any of such licenses, permits, or authorizations.
It knows of no reason why GNMA would not consent to the transfer contemplated by this Agreement.

                          (h)     Compliance with Law.  Purchaser has complied
in all material respects with all applicable Laws, the violation of which might materially and adversely effect the operations or financial condition of Purchaser or delay the consummation of the transactions contemplated hereby.

                          (i)     Brokers.  Purchaser has not retained any
broker, finder, investment banker or financial advisor in connection with this Agreement or any of the transactions contemplated hereby that would be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee in connection therewith.

                          (j)     Financial Statements; Solvency.  It meets all
minimum net worth or similar requirements necessary in order to conduct its business which are applicable to Purchaser under any law or any requirement of any regulatory agency, Investor, or other authority. Purchaser has previously provided Seller with a copy of its audited balance sheet as of December 31, 1994 and its unaudited balance sheet as at June 30, 1995, and the related statements of income, retained earnings and changes in financial position for the periods then ended (collectively, the "Purchaser's Financial Statements"). Purchaser's Financial Statements present fairly in all material respects the financial condition of Purchaser as of the dates, and for the periods, covered thereby, and were prepared in accordance with GAAP consistently applied through the periods involved. There has been no change in the financial condition of Purchaser since the date of Purchaser's Financial Statements which would have a material adverse effect upon the ability of Purchaser to complete the transactions contemplated herein and comply with its responsibilities and obligations hereunder.

                          On the Sale Date, and each Servicing Transfer Date,
and after giving effect to each of the transactions contemplated to occur on such date, it will not be insolvent and has, or will have as of such date, adequate net worth to meet all Investor requirements.

                          (k)     Disclosure.  No representation, warranty or
written statement made by it in this Agreement, or in any schedule, exhibit, instrument, or any other document delivered in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V
                            COVENANTS AND AGREEMENTS

                 The Parties hereby covenant and agree with each other as follows, each such covenant and agreement to survive the applicable Servicing Transfer Date:

                 Section 5.1      Interim Servicing; Subservicing.

                 Seller shall continue to service (i) the Portfolio A Mortgage Loans from the Sale Date to the Portfolio A Servicing Transfer Date, (ii) the Portfolio B Mortgage Loans from the Sale Date to the Portfolio B Servicing Transfer Date, and (iii) the Buyout Loans from the Sale Date to the Buyout Loan Transfer Date, in each case consistent with Seller's current servicing practices and in accordance with the applicable terms and conditions of the GNMA Guide, the Mortgage Loan Requirements and the Interim Servicing Agreement.

                 Purchaser shall subservice (i) the Portfolio A Mortgage Loans that, as of the Portfolio A Servicing Transfer Date, are not Certified Portfolio A Mortgage Loans from the Portfolio A Servicing Transfer Date to the GNMA Transfer Date related to such Mortgage Loans and (ii) the Portfolio B Mortgage Loans that, as of the Portfolio B Servicing Transfer Date, are not Certified Portfolio B Mortgage Loans from the Portfolio B Servicing Transfer Date to the GNMA Transfer Date related to such Mortgage Loans, in each case in accordance with the applicable terms and conditions of the GNMA Guide, the Mortgage Loan Requirements and the Subservicing Agreement.

                 Subject to the terms of the Interim Servicing Agreement, Purchaser shall be entitled to the entire servicing fee and all Ancillary Income with respect to the Mortgage Loans and the Servicing Rights from the Sale Date to the applicable GNMA Transfer Date, or in the case of Buyout Loans, to the Buyout Loan Transfer Date.

                 Section 5.2      Uncertified Pools.

                 Seller shall use its best efforts, at its sole cost and expense, to cause each of the Uncertified Pools to become Certified Pools on or before the Portfolio A Servicing Transfer Date or the Portfolio B Servicing Transfer Date, as the case may be, and thereafter until each Pool becomes a Certified Pool. Attached hereto as Schedule 5.2 is a list of each Uncertified Pool with a list of Mortgage Loans that require further action or the delivery or recording of further documents (and specifying with particularity the action or document required) in order for such Pool to become a Certified Pool.
Seller shall deliver an updated Schedule 5.2 to Purchaser on a monthly basis from the Sale Date through the Final GNMA Transfer Date.

                 Section 5.3      GNMA Consents.

                 From and after the Sale Date, Seller, at its sole cost and expense, shall prepare and submit all documentation necessary and shall use its best efforts to timely obtain the GNMA Consent for the Pools so that the GNMA Transfer Date for the Certified Portfolio A Mortgage Loans is November 4, 1995, the GNMA Transfer Date for the Certified Portfolio B Mortgage Loans is December 2, 1995, and the GNMA Transfer Date with respect to all Pools not transferred on the Portfolio A Servicing Transfer Date or the Portfolio B Servicing Transfer Date shall be on the GNMA Transfer Date following the date on which such Pools become Certified Pools, but in no event later than the Final GNMA Transfer Date.

                 With respect to each related Pool that has not become a Certified Pool on or before the third (3rd) Business Day of the month preceding each of the Portfolio A Servicing Transfer Date and the Portfolio B Servicing Transfer Date, as the case may be, Seller, at its sole cost and expense, shall prepare and submit all documentation necessary and shall use its best efforts to timely obtain the consent of GNMA for Purchaser to act as a subcontract servicer (the "GNMA Subservicing Consent") with respect to such Pool commencing on the applicable Servicing Transfer Date.

                 Seller shall provide Purchaser with a copy of each GNMA Consent and GNMA Subservicing Consent promptly after it is received. Purchaser shall cooperate with Seller in connection with obtaining each GNMA Consent and GNMA Subservicing Consent, and shall execute and deliver to Seller all documentation reasonably necessary to obtain each GNMA Consent and GNMA Subservicing Consent.

                 Section 5.4      Notice to Mortgagors.

                 In accordance with all applicable Mortgage Loan Requirements, Seller shall send to each Mortgagor a letter advising the Mortgagor of the transfer of the applicable servicing rights (or, in the case of Mortgage Loans included in Uncertified Pools, subservicing rights) to Purchaser not later than fifteen (15) days prior to the applicable Servicing Transfer Date, the form and content of which letters shall be mutually acceptable to Seller and Purchaser in the exercise of reasonable judgment. Copies of all such letters shall be provided to Purchaser. With respect to any Mortgage Loan that is In Bankruptcy, Seller shall also notify the Bankruptcy Trustee for such Mortgagor (if different than the Mortgagor) of the transfer of Servicing Rights hereunder. With respect to any Mortgage Loan that is In Foreclosure, Seller shall also notify Seller's foreclosure attorney of the transfer of Servicing Rights hereunder.

                 Section 5.5 Notice to Taxing Authorities, IRS, Insurers and Agencies.

                 For each Mortgage Loan, Seller shall deliver to Purchaser, at Seller's cost and expense, on or before the applicable Servicing Transfer Date, a life-of-the-loan transferable tax service contract with First American or Transamerica Real Estate Tax Service, and each such contract shall be fully paid and in full force and effect as of the applicable Servicing Transfer Date. Seller, at its sole cost and expense, shall cause the tax service contractors to transmit to the applicable taxing authorities and insurance companies and/or agents, as applicable, no later than three (3) days after each applicable Servicing Transfer Date, notification of the assignment of the Mortgage Loans to Purchaser and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to Purchaser from and after the applicable Servicing Transfer Date. Such notification shall request that any such tax service contractors, insurance companies and/or agents make any notations necessary to indicate a change in mortgagees, if appropriate. Seller shall provide the appropriate insurer with such notice, or shall obtain such consent, as is necessary to designate Purchaser as loss payee on the policy on or prior to the applicable Servicing Transfer Date. On the applicable Servicing Transfer Date, Seller shall provide to Purchaser a copy of the form of notification to the applicable tax service contractors and other insurers.

                 Seller, at Seller's sole cost and expense, shall prepare and file in a timely manner with the Internal Revenue Service any and all reports required by law with regard to interest and real estate taxes paid by each Mortgagor to Seller on each Mortgage Loan to the applicable Servicing Transfer Date along with a statement of interest income, if any, paid or accrued to any Mortgagor to the applicable Servicing Transfer Date and provide a copy of such report, in a timely manner, to each Mortgagor.

                 Within fifteen (15) days after each Servicing Transfer Date, Seller, at Seller's sole cost and expense, shall prepare and file in a timely manner with the FHA a notification on Form 92080 (or any successor applicable form), or on magnetic tape if permitted or required by the FHA, notifying the FHA of the transfer of servicing, or, in the case of Buyout Loans, notifying the FHA of the transfer of ownership of the related Mortgage Loans.

                 Section 5.6      Delivery of Custodian Files and Servicing
Files.

                 On or before each applicable GNMA Transfer Date (or, in the case of Buyout Loans, on or before the Buyout Loan Transfer Date), Seller, at Seller's sole cost and expense, shall deliver, or cause to be delivered, the applicable complete Custodian Files to Purchaser's Document Custodian by insured courier. Seller shall provide Purchaser with a detailed list of all Custodian Files that have been released by Seller's document custodian (other than Custodian Files shipped to Purchaser's Document Custodian), indicating the Person to whom such file has been released and the reason for such release.
Any Custodian Files in Seller's possession shall be delivered to Purchaser.

                 On or before each applicable Purchase Price Remittance Date, Seller, at Seller's sole cost and expense, shall deliver the applicable Servicing Files and any other books, documents and records relating to the Servicing Rights and the Advances to Purchaser by insured courier in accordance with, and by the dates required by, the Servicing Transfer Protocol.

                 If Seller has not delivered all complete Custodian Files and Servicing Files to Purchaser's Document Custodian or to Purchaser, as applicable, on or before each Servicing Transfer Date, Seller shall use its best efforts to deliver all such files and documents to Purchaser's Document Custodian or to Purchaser, as applicable, as soon as practicable after each Servicing Transfer Date.

                 Seller acknowledges that Purchaser ordinarily repurchases Delinquent Mortgage Loans out of GNMA Pools and finances such purchases through various financing and sale facilities. Seller also acknowledges that Purchaser may not be able to finance or sell a repurchased Delinquent Mortgage Loan if it does not have access to a complete Custodian File. Accordingly, Seller shall use special efforts at Purchaser's request to cause complete Custodian Files for Delinquent Loans to be delivered, and all exceptions relating thereto to be cleared, on a high priority basis.

                 Section 5.7 Post-Transfer Date Payments, Proceeds and Correspondence; Notification of Action Items.

                 All payments received by Seller with respect to any Mortgage Loan (including without limitation, all monthly payments of principal and interest, Escrow Payments, principal prepayments, late fees, prepayment fees, optional insurance fees and similar charges and fees, and FHA insurance, VA Guarantee, hazard or flood insurance and condemnation proceeds) after the applicable Servicing Transfer Date shall be held in trust for the benefit of Purchaser. All such payments received on the applicable Servicing Transfer Date and for a period of 60 days after the applicable Servicing Transfer Date shall be transmitted to Purchaser in the form received, duly endorsed to the order of Purchaser, by overnight courier within one (1) Business Day of receipt by Seller. After the expiration of such 60 day period, Seller shall (i) forward such payments to Purchaser by regular mail within two (2) Business Days of receipt, and (ii) upon request of Purchaser, take such reasonable actions to assist Purchaser obtain Mortgagor cooperation in sending payments to Purchaser (which may include a request that Seller return the payment to the Mortgagor). For all payoff proceeds received by Seller on the first or last

Business Day of a month, Seller shall send to Purchaser by facsimile prior to 2:00 P.M. Mountain Time on the date such proceeds are received a copy of the check or wire confirmation, the name of the Mortgagor(s) and the loan number(s), and shall forward such proceeds to Purchaser in the form received, duly endorsed to the order of Purchaser, by overnight courier on the Business Day of receipt by Seller. In lieu of endorsing any checks so received, Seller may provide Purchaser with an appropriate power of attorney sufficient to permit Purchaser to endorse any such checks in Seller's name; provided, that at Purchaser's request, Seller shall immediately endorse any checks returned to Purchaser or otherwise not accepted by Purchaser's depositary institution as a result of the form of endorsement by power of attorney. If Seller fails to deliver any payment to Purchaser within the time period required by this Section (as evidenced by Seller's date stamp on the Mortgagor's check or coupon accompanying such payment), Seller shall reimburse Purchaser for any Losses incurred thereby, including but not limited to per diem interest charges at the Fed Funds Rate (except for payoffs, as to which such interest shall accrue at the rate of the applicable Mortgage Note).

                 For a period of 60 days following each applicable Servicing Transfer Date, Seller shall promptly within two (2) Business Days forward to Purchaser by overnight courier all Mortgagor correspondence, insurance notices, tax bills or any other correspondence or documentation related to the Mortgage Loans received by Seller. After the expiration of such 60 day period, Seller shall forward all such correspondence and documentation to Purchaser by regular mail within one week of the date received.

                 On each applicable Servicing Transfer Date, Seller shall provide Purchaser with a complete list of all matters which, to the best of Seller's knowledge, must be undertaken within the thirty day period following such applicable Servicing Transfer Date to avoid a Loss with respect to a Delinquent Loan transferred to Purchaser on such date (e.g., by curtailment of debenture interest on an FHA foreclosure resulting from failure timely to initiate or process foreclosure).

                 Section 5.8      Recertification of Pools after Transfer.

                 On or before each applicable GNMA Transfer Date, the Custodian Files transferred to Purchaser's Document Custodian in accordance with the provisions of this Article V shall contain all of the documents required by GNMA in order for Seller's document custodian to have finally certified or recertified, as the case may be, all of the transferred Pools and for Purchaser's Document Custodian to recertify the Pools upon their transfer to Purchaser after each applicable GNMA Transfer Date. If Purchaser or Purchaser's Document Custodian advises Seller that any of the documents received from Seller or its custodian is either missing, incomplete or erroneous, Seller, at its sole cost and expense, shall promptly clear any such exceptions. Purchaser shall cause Purchaser's Document Custodian to provide Seller with a list of all such exceptions within 75 days of receipt of each Custodian File; provided, that any delay or failure to provide such notice within such time period shall not affect any of Seller's obligations under this Agreement, except to the extent, and only to the extent, (i) that any obligation would not have arisen but for such delay or failure or (ii) such delay or failure materially increases the expense of Seller's compliance with any obligations under this

Agreement (in which case Purchaser shall pay the amount of the increased expense solely attributable to such delay or failure); provided further, that any exceptions reported by Purchaser's Document Custodian after the expiration of the applicable 75 day period which, in reasonable expectations, should have been reported during the 75 day period, shall be disregarded for purposes of the release of the Hold-Back Reserve in accordance with Section 2.5. Purchaser shall cause Purchaser's Document Custodian to promptly recertify each of the Pools upon its receipt of all of the documents necessary for recertification. Seller, at its sole expense, shall engage either (i) Norwest Bank Minnesota, N.A. or (ii) a reputable independent third-party contractor acceptable to Purchaser, to prepare all endorsements to the applicable Mortgage Notes and assignments of the applicable Mortgages from Seller to Purchaser and from Purchaser to GNMA as required by the GNMA Guide in order to recertify the Pools after the transfer contemplated by this Agreement. All such endorsements and assignments shall be completed, and in the case of assignments of mortgages from Seller to Purchaser, sent for recording in the applicable jurisdiction in which the related Mortgaged Property is located, within sixty (60) days of each applicable GNMA Transfer Date. Except as otherwise set forth in the Servicing Transfer Protocol with respect to Delinquent Loans, Seller shall cause such contractor to properly record each assignment and provide Purchaser with a certified true copy of each assignment sent for recording, which certification shall be stamped on the face of each assignment and be in form and substance reasonably satisfactory to Purchaser. Blanket assignments may be used where permitted by applicable jurisdictions and the Mortgage Loan Requirements. Seller shall cause the contractor to forward to Purchaser (or Purchaser's Document Custodian) each recorded assignment promptly upon receipt of such recorded assignment. Seller shall track the status of the recordation process and the clearance of exceptions, shall diligently pursue such items and shall report to Purchaser on its progress at least monthly until all exceptions are cleared and all assignments recorded.

                 Section 5.9      Reserved.

                 Section 5.10     Payment of Servicing Invoices.

                 All invoices (including, without limitation, tax and insurance invoices) pertaining to the servicing of the Mortgage Loans and which are in Seller's possession before the applicable Servicing Transfer Date and due and payable within 30 days after the applicable Servicing Transfer Date shall be paid by Seller before the applicable Servicing Transfer Date in accordance with the Mortgage Loan Requirements. All other invoices, transmittal lists or any other information used to pay such invoices which are received after the applicable Servicing Transfer Date shall be forwarded by Seller to Purchaser in accordance with the provisions of Section 5.7. All penalties and interest due with respect to any Mortgage Loan resulting from Seller's failure to pay invoices which are due and payable within 30 days after the applicable Servicing Transfer Date and which were in Seller's possession as of the applicable Servicing Transfer Date, or where Seller failed to forward invoice information to Purchaser pursuant to this Agreement, shall be borne by Seller.

                 Section 5.11     Sale And Transfer Documents.

                 Seller shall, prior to or on the Sale Date and each Servicing Transfer Date and GNMA Transfer Date, execute and deliver, or cause to be executed and delivered to Purchaser, the documents or instruments described in
Article VI. Purchaser shall, prior to or on the Sale Date and each Servicing Transfer Date and GNMA Transfer Date, execute and deliver, or cause to be executed and delivered, to Seller, the documents or instruments described in
Article VII.

                 Section 5.12     Costs and Expenses.

                 Seller shall bear all costs associated with transferring to Purchaser the Servicing Rights, the Mortgage Escrow Accounts, the Custodian Files, the Servicing Files and the Advances, including without limitation (i) all fees and charges due to GNMA with respect to the transfer, (ii) Seller's custodian removal fees, including shipping the Custodian Files, (iii) all costs and expenses incurred in connection with causing each of the Pools to become Certified Pools, (iv) costs in connection with the transfer, preparation and recording of assignments of the Mortgage Loans from Seller to Purchaser and from Purchaser to GNMA (subject to the provisions of the next paragraph), and in providing Purchaser with certified copies thereof, (v) costs of insured shipping of the Servicing Files and all other loan documents and servicing records related to the Mortgage Loans to Purchaser's home office or to such other location as Purchaser may direct, (vi) costs of preparing Seller's computer tapes in a readable format with all pertinent data necessary to service the Mortgage Loans and costs of delivery of such tapes to Purchaser,
(vii) costs of notifications to and requests of hazard insurers to change endorsements on all hazard insurance policies, notifications to change the mortgagee of record, and Seller's notification to Mortgagor of the change in servicers, and (viii) costs incurred in obtaining or correcting documents that were erroneously certified by Seller's or Prior Servicer's custodian. Except as otherwise provided in this Agreement, Purchaser shall bear all of the costs and expenses of its document custodian.

                 Purchaser shall pay Seller $1.00 for the preparation and delivery to Purchaser's Document Custodian of each assignment of Mortgage Loan from Purchaser to GNMA. Such fee shall be paid to Seller within 30 days of receipt of the subject assignments and an invoice from Seller therefor.

                 Except as specifically provided above or elsewhere in this Agreement, each Party shall bear the expenses and costs, including attorney fees, it incurs in connection with the preparation of this Agreement and consummation of the transactions contemplated by this Agreement.

                 Section 5.13     Access to Mortgage Documents, Files, Records,
Etc.

                 From the Sale Date to the applicable Servicing Transfer Date, Purchaser and its attorneys, accountants, consultants and other representatives, shall have reasonable access, upon reasonable notice and during regular business hours, to the Servicing Files and to Seller's books, records and accounts with respect to the Mortgage Loans, the Servicing Rights and the Advances, including but not limited to the documents held by Seller's document custodian.

Seller shall provide Purchaser, within three (3) Business Days after written request, with all information reasonably requested by Purchaser with respect to the Mortgage Loans, the Servicing Rights and the Advances, including but not limited to copies of audits of Seller by any Agency or any other federal or state regulatory body. If Purchaser requests any data that requires the creation of a "non-standard" or "special" report (other than reports specifically described in the Servicing Transfer Protocol), Purchaser shall reimburse Seller for all out-of-pocket costs and expenses incurred by Seller in creating such report. The Parties agree that Purchaser's examination and determination hereunder shall not evidence that Seller has complied with any of its representations, warranties or covenants contained in this Agreement.

                 Section 5.14     Covenant Against Solicitation.

                 Since July 18, 1995, neither Seller nor any of its Affiliates has directly or indirectly solicited, nor will Seller or any of its Affiliates directly or indirectly solicit after the date hereof, by means of direct mail or telephonic or personal solicitation, the Mortgagors or any of the Mortgage Loans for the purposes of prepayment or refinancing or modification of such Mortgage Loans or for the sale of any insurance policies, securities or other financial products to such Mortgagors. For purposes of this Section, advertising directed to the general public, solicitations by Seller's Affiliates directed to their own customer base (and not based upon Seller's customer or prospect lists) and refinances initiated by the applicable Mortgagor, shall not be deemed a solicitation prohibited by this Section.

                 Seller acknowledges the reasonableness of the limitations contained in this Section 5.14 and agrees that Purchaser has legally protectable interests in the Mortgage Loans. Further, Seller agree that Purchaser and its successors and assigns would be irreparably injured in a manner not adequately compensated by money damages by a breach or violation (or threatened breach or violation) of this Section 5.14 by Seller and that, therefore, in the event of any such breach or violation (or threatened breach or violation), in addition to all other rights and remedies which Purchaser may have, whether at law or in equity, Purchaser and its successors and assigns shall be entitled to obtain injunctive or other equitable relief against Seller without the need to post bond or other security in connection therewith.

                 Section 5.15     Confidentiality.

                 Each Party understands that all information which has been furnished and shall be furnished in connection with this Agreement and the transactions contemplated hereby is confidential and proprietary, and each Party agrees that, except to the extent any information is required to be disclosed by law, it will maintain the confidentiality of such information and will not disclose it to any other Person or use it except in connection with the proposed acquisition contemplated by this Agreement, without the consent of the Party furnishing such information. Information which is generally known in the industry concerning a Party or among such Party's creditors generally or which has been disclosed to the other Party by third parties who have a right to do so shall not be deemed confidential or proprietary information for these purposes. Notwithstanding the foregoing, if either Party is required to disclose confidential information concerning Seller or Purchaser, as the case may be, to any court, tribunal or regulatory authority, or under any securities law or other applicable law, Purchaser or Seller, as the case may be, may disclose such information to such court, tribunal or regulatory authority, or under any such securities or other applicable law, without liability hereunder. No press releases or other announcements of the terms of this Agreement that specifically identifies both of the Parties shall be made by Purchaser or Seller without the prior consent of the other as to its form, substance and timing, which consent shall not be unreasonably withheld. If the proposed acquisition is not consummated, each Party agrees to return promptly to the other all materials, and all copies thereof, which have been furnished to it in connection with the transactions contemplated hereby.

                 Section 5.16     Third-Party Proposals.

                 Neither Seller nor any Affiliate of Seller shall solicit or encourage inquiries or proposals with respect to, or, except as required by law, furnish any information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the Servicing Rights other than as contemplated by this Agreement. Seller shall notify Purchaser immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, Seller. Seller shall instruct its officers, directors, agents, advisors and Affiliates to comply with the provisions of this Section.

                 Section 5.17     Refinancing.

                 Purchaser may solicit Mortgagors to refinance their Mortgage Loans after the Sale Date, and Seller agrees to promptly provide Purchaser with the names, addresses and telephone numbers of Mortgagors, or such other information that Purchaser may reasonably request to effect such solicitation; provided, that Purchaser shall obtain the prior written approval of Seller, which shall not be unreasonably withheld or delayed, of any written or verbal communications with the Mortgagors before Seller sends the notices required to be provided to the Mortgagors pursuant to Section 5.4.

                 Section 5.18     Pre-Foreclosure Purchases.

                 At Purchaser's request from the Sale Date to each applicable GNMA Transfer Date, Seller shall cooperate with and assist Purchaser in repurchasing any Delinquent Mortgage Loans specified by Purchaser out of the related Pools. The purchase price to be paid by Purchaser to Seller with respect to any such Loan shall be calculated in accordance with Section 2.2(b) as if such Mortgage Loan were a "Buyout Loan" and shall be paid to Seller on the date that the Mortgage Loan is purchased by Seller out of the applicable Pool. For purposes of this Agreement, such date of repurchase shall be deemed the "Servicing Transfer Date" and the "Purchase Price Remittance Date" with respect to any such repurchased Mortgage Loan. Seller shall deliver to Purchaser a bill of sale or other appropriate instrument of conveyance with respect to each such Mortgage Loan on the date of repurchase. Prior to each such repurchase Seller shall deliver the complete Custodian File and Servicing File to the related Mortgage Loan to Purchaser or Purchaser's Document Custodian, together with either (i) a duly completed and executed assignment of mortgage and the applicable recording fee for each related Mortgage (in which case Purchaser shall be responsible for recording such assignments of mortgage) or (ii) a certified true copy of each assignment sent for recording, which certification shall be stamped on the face of each assignment and be in form and substance reasonably satisfactory to Purchaser. Purchaser shall service each Mortgage Loan repurchased from and after the date of such repurchase and may transfer, sell, pledge or convey such Mortgage Loan free of any interest of Seller therein. Except as specifically requested by Purchaser, from and after the Sale Date, Seller shall not repurchase any Delinquent Mortgage Loan from any Pool prior to foreclosure.

                 Seller, at Seller's sole cost and expense and for its own account, shall cause all Ineligible Mortgage Loans to be bought out of Pools prior to the related Servicing Transfer Date.

                 Section 5.19     Advice of Changes.

                 Through the applicable GNMA Transfer Date, Seller will promptly but in no event later than two (2) Business Days following notice or discovery thereof, advise Purchaser of any fact or occurrence or any pending or threatened occurrence of which it has or obtains knowledge which (if existing and known on the Sale Date) would have been required to be set forth or disclosed in or pursuant to this Agreement or a Schedule hereto.

                 Section 5.20     Supplemental Information.

                 Seller shall use its reasonable efforts promptly, at any time and from time to time after the Sale Date, upon the request of Purchaser, to do or cause to be done such acts as may be reasonably required by Purchaser (i) to locate and provide Purchaser with any documents, information, data or other items relating to the Mortgage Loans, the Servicing Rights, the Advances, the Custodian Files, the Servicing Files (including without limitation such information as is reasonably required by Purchaser to defend Purchaser's interest against any lawsuit or governmental investigation relating to the Mortgage Loans, Servicing Rights and Advances), or (ii) to provide Purchaser with computer generated tapes and disks containing such data with respect to the Mortgage Loans as Purchaser may reasonably request. If Purchaser requests any data that requires the creation of a "non-standard" or "special" report (other than reports specifically described in the Servicing Transfer Protocol), Purchaser shall reimburse Seller for all out-of-pocket costs and expenses incurred by Seller in creating such report.

                 Section 5.21     Best Efforts; Further Assurances.

                 Subject to the terms and conditions herein provided, each of the Parties shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each of Seller and Purchaser will use their respective best efforts to obtain consents of all Governmental Authorities (including the GNMA Consents) and third parties necessary to the consummation of the transactions contemplated by this Agreement.

                 Each Party hereby covenants and agrees that it will, whenever and as often as reasonably requested so to do by the other Party, its successors and assigns, do, execute, acknowledge and deliver any and all such other and further acts, assignments, limited powers of attorney, acknowledgments, acceptances and any instruments of further assurance, approvals and consents as such other Party, its successors and assigns, may hereinafter reasonably deem necessary or proper in order to complete and perfect the conveyances to Purchaser contemplated hereby

                 Seller shall furnish to Purchaser (or shall cause any Prior Servicer to furnish to Purchaser) such powers of attorney and other documents as are reasonably necessary or appropriate to enable Purchaser to prosecute any collection or foreclosure proceedings with respect to the Mortgage Loans in Seller's or any applicable Prior Servicer's name; provided, that Purchaser shall take title to any REO property relating to the Buyout Loans in Purchaser's, or Purchaser's designee's, name.

                                   ARTICLE VI
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

                 Section 6.1      Conditions to the Sale Date.

                 The obligations of Purchaser to consummate the transactions contemplated by this Agreement to occur on the Sale Date shall be subject to the fulfillment prior to or on the Sale Date of each of the following conditions:

                          (a)     No Governmental Authority of competent
jurisdiction shall have (i) enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which is in effect; or (ii) commenced or threatened any action or proceeding, which in either case would prohibit consummation of the transactions contemplated by this Agreement.

                          (b)     All representations and warranties made by
Seller in this Agreement and the Schedules delivered by Seller to Purchaser pursuant hereto shall be true, correct and complete in all material respects on the date hereof and as of the Sale Date as though such representations and warranties were made on the Sale Date, and Seller shall have duly performed or complied with all of the covenants, obligations and conditions to be performed or complied with by it under the terms of this Agreement on or prior to the Sale Date.

                          (c)     All authorizations, consents, waivers,
approvals or other actions legally required in connection with the execution, delivery and performance of this Agreement and the other Operative Documents by Seller and the consummation by Seller of the transactions contemplated hereby and thereby shall have been obtained and shall be in full force and effect; Seller shall have obtained any authorizations, consents, waivers, approvals or other actions required to prevent a material breach or default by Seller under any contract to which Seller is party.

                          (d)     Prior to or on the Sale Date, Seller shall
have duly executed and delivered to Purchaser this Agreement, the Interim Servicing Agreement, the Subservicing Agreement, the Escrow Agreement and such other documents as shall be requested by Purchaser in form and substance acceptable to Purchaser's counsel, including the following:

                                  (i)  a certificate of the President or a Vice
President of Seller, dated the Sale Date, to the effect that (1) the person signing such certificate is familiar with this Agreement and (2) the conditions specified in Section 6.1(a), (b) and (c) have been satisfied;

                                  (ii)  a certificate of the Secretary or
Assistant Secretary of Seller, dated the Sale Date, as to the incumbency of any officer of Seller executing this Agreement, any other Operative Document or any document related thereto and covering such other matters as Purchaser may reasonably request;

                                  (iii)  a certified copy of (1) the
Certificate of Incorporation and by-laws of Seller and all amendments thereto and (2) the resolutions of Seller's Board of Directors authorizing the execution, delivery and consummation of this Agreement and the other Operative Documents and the transactions contemplated hereby and thereby;

                                  (iv)  an opinion of Stephen D. Morrison,
Esq., counsel to Seller, dated the Sale Date, and substantially in the form attached as Exhibit E; and

                                  (v)  such other documents or instruments as
Purchaser reasonably requests to effect the transactions contemplated hereby.

                          (e)     Purchaser shall have received (at Purchaser's
expense) (i) a certificate, dated a recent date, from the Secretary of State of the State of Seller's formation, incorporation or organization, certifying that Seller is in good standing in such jurisdiction, and (ii) UCC, tax lien and judgment searches of the records of the Secretary of State of the State(s) of Seller's principal place of business and chief executive offices indicating no Liens are outstanding on the Servicing Rights or Advances to be transferred hereunder.

                          (f)     On or prior to the Sale Date, Seller shall
have provided to Purchaser information reasonably satisfactory to Purchaser to evidence that the financial condition of Seller is adequate to support the performance by Seller on a timely basis of Seller's indemnification obligations hereunder.

                          (g)     Seller shall have provided an estimated
Purchase Price Schedule to Purchaser in accordance with Section 2.2(c).

                          (h)     As of the Sale Date, there shall have been no
material adverse change in the characteristics of the Mortgage Loans, Servicing Rights and Advances since February 28, 1995.

                 Section 6.2      Conditions to each Servicing Transfer Date.

                 The obligations of Purchaser to consummate the transactions contemplated by this Agreement to occur on each Servicing Transfer Date shall be subject to the fulfillment prior to or on the applicable Servicing Transfer Date of each of the following conditions:

                          (a)     All representations and warranties made by
Seller in this Agreement and the Schedules delivered by Seller to Purchaser pursuant hereto that are made or deemed to be made as of the applicable Servicing Transfer Date shall be true, correct and complete in all material respects on the applicable Servicing Transfer Date as though such representations and warranties were made as of the applicable Servicing Transfer Date, and Seller shall have duly performed or complied with all of the covenants, obligations and conditions to be performed or complied with by it under the terms of this Agreement on or prior to or at the applicable Servicing Transfer Date.

                          (b)     All authorizations, consents, waivers,
approvals or other actions (other than the applicable GNMA Consent) necessary to permit Purchaser to service (or subservice) the Mortgage Loans in compliance with all applicable Mortgage Loan Requirements immediately after the applicable Servicing Transfer Date shall have been obtained and shall be in full force and effect.

                          (c)     Prior to or on the applicable Servicing
Transfer Date, Seller shall have delivered to Purchaser all instruments of assignment, transfer and conveyance as shall be requested by Purchaser in form and substance acceptable to Purchaser's counsel, including the following:

                                  (i)  such instruments of sale, transfer,
assignment, conveyance and delivery, in form and substance reasonably satisfactory to counsel for Purchaser, as are required in order to transfer to Purchaser good and merchantable title to the Servicing Rights and the Advances to be transferred on such Servicing Transfer Date, free and clear of all Liens;

                                  (ii)  on the Buyout Loan Transfer Date only,
such instruments of sale, transfer, assignment, conveyance and delivery, in form and substance reasonably satisfactory to counsel for Purchaser (including without limitation the Bill of Sale and Assignment Agreement set forth as Exhibit H), as are required in order to transfer to Purchaser good and merchantable title to the Buyout Loans to be transferred on such Buyout Loan Transfer Date, free and clear of all Liens;

                                  (iii)  on the Portfolio A Servicing Transfer
Date only, the certificate referred to in Section 2.8(b); and

                                  (iv)  such other documents or instruments as
Purchaser reasonably requests to effect the transactions contemplated hereby.

                 Section 6.3      Conditions to each GNMA Transfer Date.

                 The obligations of Purchaser to consummate the transactions contemplated by this Agreement to occur on each GNMA Transfer Date shall be subject to the fulfillment prior to or at the applicable GNMA Transfer Date of each of the following conditions:

                          (a)     The applicable GNMA Consent and all other
authorizations, consents, waivers, approvals or other actions necessary to permit Purchaser to service the

Mortgage Loans in compliance with all applicable laws immediately after the applicable GNMA Transfer Date shall have been obtained and shall be in full force and effect.

                          (b)     Prior to or on the applicable GNMA Transfer
Date, Seller shall have delivered to Purchaser all instruments of sale, transfer, assignment, conveyance and delivery, in form and substance reasonably satisfactory to counsel for Purchaser (including without limitation the Bill of Sale and Assignment Agreement set forth as Exhibit G), as are required in order to transfer to Purchaser good and merchantable title to the Servicing Rights and the Advances to be transferred on such GNMA Transfer Date, free and clear of all Liens.

                                  ARTICLE VII
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

                 Section 7.1      Conditions to the Sale Date.

                 The obligations of Seller to consummate the transactions contemplated by this Agreement to occur on the Sale Date shall be subject to the fulfillment prior to or on the Sale Date of each of the following conditions:

                          (a)     No Governmental Authority of competent
jurisdiction shall have (i) enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which is in effect; or (ii) commenced or threatened any action or proceeding, which in either case would prohibit consummation of the transactions contemplated by this Agreement.

                          (b)     All representations and warranties made by
Purchaser in this Agreement shall be true, correct and complete in all material respects on the date hereof and as of the Sale Date as though such representations and warranties were made as of the Sale Date, and Purchaser shall have duly performed or complied with all of the covenants, obligations and conditions to be performed or complied with by it under the terms of this Agreement on or prior to the Sale Date.

                          (c)     All authorizations, consents, waivers,
approvals or other actions legally required in connection with the execution, delivery and performance of this Agreement and the other Operative Documents by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and thereby shall have been obtained and shall be in full force and effect; Purchaser shall have obtained any authorizations, consents, waivers, approvals or other actions required to prevent a material breach or default by Purchaser under any contract to which Purchaser is party.

                          (d)     Prior to or on the Sale Date, Purchaser shall
have duly executed and delivered to Seller this Agreement, the Interim Servicing Agreement, the Subservicing Agreement, the Escrow Agreement and such other documents as shall be requested by Seller in form and substance acceptable to Seller's counsel, including the following:

                                  (i)  a certificate of the President or a Vice
President of the general partner of Purchaser, dated the Sale Date, to the effect that (1) the person signing such certificate is familiar with this Agreement and (2) the conditions specified in Section 7.1(a), (b) and (c) have been satisfied;

                                  (ii)  a certificate of the Secretary or
Assistant Secretary of the general partner of Purchaser, dated the Sale Date, as to the incumbency of any officer of the general partner of Purchaser executing this Agreement, any other Operative Document or any document related thereto on behalf of Purchaser and covering such other matters as Seller may reasonably request;

                                  (iii)  a certified copy of (1) the
Certificate of Limited Partnership of Purchaser and all amendments thereto and
(2) the resolutions of the Board of Directors of the general partner of Purchaser authorizing the execution, delivery and consummation of this Agreement and the other Operative Documents and the transactions contemplated hereby and thereby;

                                  (iv)  an opinion of Lowenstein, Sandler,
Kohl, Fisher & Boylan, P.A., counsel to Purchaser, dated the Sale Date, and substantially in the form attached as Exhibit F; and

                                  (v)  such other documents or instruments as
Seller reasonably requests to effect the transactions contemplated hereby.

                          (e)     Seller shall have received from Purchaser the
portion of the Purchase Price due on the Sale Date.

                          (f)     Seller shall have received (at Seller's
expense) a certificate, dated a recent date, from the Secretary of State of the State of Purchaser's formation, incorporation or organization, certifying that Purchaser is in good standing in such jurisdiction.

                          (g)     On or prior to the Sale Date, Purchaser shall
have provided to Seller information reasonably satisfactory to Seller to evidence that the financial condition of Purchaser is adequate to support the performance by Purchaser on a timely basis of Purchaser's indemnification obligations hereunder.

                 Section 7.2      Conditions to each GNMA Transfer Date.

                 The obligations of Seller to consummate the transactions contemplated by this Agreement to occur on each GNMA Transfer Date shall be subject to the fulfillment prior to or at the applicable GNMA Transfer Date of each of the following conditions:

                          (a)     The applicable GNMA Consent and all other
authorizations, consents, waivers, approvals or other actions necessary to permit Seller to service the Mortgage Loans in compliance with all applicable laws immediately after the applicable GNMA Transfer Date shall have been obtained and shall be in full force and effect.

                                  ARTICLE VIII
                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                          INDEMNIFICATION; REPURCHASE

                 Section 8.1      Survival of Representations and Warranties.

                 The representations and warranties provided for in this Agreement shall survive for five (5) years from the Sale Date for the benefit of the Parties and their successors and assigns. No investigation by Purchaser heretofore or hereafter made shall modify or otherwise affect any representations and warranties of Seller or any of its indemnification obligations contained herein.

                 Section 8.2      Indemnification by Seller.

                 Seller shall indemnify and hold harmless Purchaser, its Affiliates, officers, directors, employees, agents and representatives, and any Person claiming by or through any of them, against and in respect of any and all Losses arising out of, resulting from or incurred in connection with any of the following events (collectively, the "Indemnified Events"; individually, an "Indemnified Event"):

                          (a)     the material inaccuracy of any representation
or the material breach of any warranty made by Seller in this Agreement or any other Operative Document, in any agreement entered into by the Parties in connection with this Agreement, or in any Schedule, Exhibit, written statement or certificate furnished by Seller pursuant to this Agreement, in each case determined without regard to any limitations contained therein as to Seller's knowledge;

                          (b)     the breach by Seller of any covenant or
agreement to be performed by Seller under this Agreement or any other Operative Document;

                          (c)     any litigation pending, threatened or arising
out of events occurring prior to the applicable Servicing Transfer Date in connection with the Mortgage Loans, the Servicing Rights, the Mortgage Escrow Accounts or the Advances, including any litigation, proceedings or investigations disclosed on any Schedule to this Agreement;

                          (d)     any VA No-Bid Mortgage Loan or VA Buy-down
for which the VA notifies the Servicer of the related Mortgage Loan within two
(2) years after the Sale Date that a buy-down or compromise sale is required to avoid a "no-bid" by the VA (or with respect to which the VA has adjusted the amount of the guaranteed indebtedness in order to avoid a no-bid pursuant to 38 C.F.R. 36.4321 and Section 4.04 of the VA Servicing Guide); provided, that the Losses resulting from the indemnification provided by this subsection shall include Losses incurred on a foreclosure of a VA No-Bid Mortgage Loan, the amount required to be paid to effect a VA Buy-down, and any and all other foreclosure losses incurred in connection with any such VA No-Bid Mortgage Loan or VA Buy-down;

                          (e)     errors and omissions in the processing,
originating or servicing any of the Mortgage Loans, as applicable, on the part of Seller or any Prior Servicer prior to the applicable Servicing Transfer Date, including but not limited to errors and omissions in the filing of FHA or VA foreclosure claims by Seller or any Prior Servicer, and the failure of any Mortgage Loan to have in force a fully paid flood insurance policy, to the extent such policy is required by applicable Mortgage Loan Requirements;

                          (f)     fraud in connection with the processing,
origination or servicing of the Mortgage Loans prior to the applicable Servicing Transfer Date;

                          (g)     the failure of any of the Pools transferred
to Purchaser hereunder to be initially certified and/or recertified prior to the imposition of any administrative sanction, such as the requirement to post a letter of credit, except to the extent such failure is caused by Purchaser or Purchaser's Document Custodian;

                          (h)     the failure of all intervening assignments of
each of the Mortgage Loans to be timely and properly recorded in the applicable recording office, including any Losses resulting from (i) the failure to receive proper notices of any other liens or claims affecting the related Mortgaged Property, (ii) curtailment of amounts payable by the applicable Agency in respect of any insurance or guaranty claim, or (iii) increased foreclosure losses; or

                          (i)     any matters listed as exceptions to Seller's
representations and warranties on the Schedules referred to in this Agreement.

                 If Seller is obligated to indemnify Purchaser under Section 8.2(g) with respect to the Pools transferred to Purchaser pursuant to this Agreement and GNMA demands that Purchaser post a letter of credit or provide other credit support in respect of such Pools, then Seller, subject to approval by GNMA, shall be obligated to timely provide such letter of credit or other credit support acceptable to GNMA (utilizing Seller's, not Purchaser's credit and banking relationships) at Seller's expense. Seller shall have the right to participate in the negotiation of the amount and structure of such letter of credit or other credit support. In no event shall Seller be obligated to post a letter of credit or other credit support in respect of pools not transferred to Purchaser by Seller.

                 Section 8.3      Indemnification by Purchaser.

                 Purchaser shall indemnify and hold harmless Seller, its Affiliates, officers, directors, employees, agents and representatives, and any Person claiming by or through any of them, against and in respect of any and all Losses arising out of, resulting from or incurred in connection with any of the following events (collectively, the "Indemnified Events"; individually, an "Indemnified Event"):

                          (a)     the material inaccuracy of any representation
or the material breach of any warranty made by Purchaser in this Agreement or any other Operative Document, in any agreement entered into by the Parties in connection with this Agreement, or in any Schedule, Exhibit, written statement or certificate furnished by Purchaser pursuant to this Agreement, in each case determined without regard to any limitations contained therein as to Purchaser's knowledge;

                          (b)     the breach by Purchaser of any covenant or
agreement to be performed by Purchaser under this Agreement or any other Operative Document; or

                          (c)     any failure by Purchaser to service the
Mortgage Loans after the applicable Servicing Transfer Date in accordance with applicable Mortgage Loan Requirements, provided that whenever such failure arises out of or relates to Seller's indemnification obligations hereunder, no indemnification is required unless such failure materially and adversely affects Seller's ability to cure a breach, defend a claim or otherwise result in a material loss to Seller.

                 Section 8.4      Indemnification Procedures.

                 In the case of any claim for indemnification arising hereunder, an Indemnified Party shall give prompt written notice to the Indemnifying Party as and when the same becomes known to the Indemnified Party (provided, that the failure of the Indemnified party to give such notice shall not relieve the Indemnifying Party of its obligations hereunder unless, and only to the extent, such failure deprives the Indemnifying Party of the right to contest any claim, increases the amount of such claim, or decreases the amount of the claim that could have been avoided had proper notice been given). If the Indemnified Claim is based on a claim or demand brought by a third party, the Indemnifying Party shall have the right to defend and to direct the defense against any such claim or demand, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party and acceptable to the Indemnified Party unless (i) such claim or demand seeks an order, injunction or other equitable relief against the Indemnified Party, or (ii) the Indemnified Party shall have reasonably concluded that (x) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such claim or demand or (y) the Indemnified Party has one or more defenses not available to the Indemnifying Party. If the Indemnified Party concludes that (x) or (y) above apply, the Indemnified Party shall provide prompt written notice to the Indemnifying Party stating the reasons for such conclusions. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such claim or demand. The Indemnified Party shall have the right to participate in the defense of any claim or demand with counsel employed at its own expense; provided, however, that, in the case of any claim or demand described in clause (i) or (ii) of the second preceding sentence or as to which the Indemnifying Party shall not in fact have employed counsel to assume the defense of such claim or demand, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any such claim or demand which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the preceding sentence, Purchaser shall have the exclusive right, absent fraud or bad faith, to settle any claim for less than $5,000 from Purchaser's own funds without in any manner affecting its rights to indemnification therefor under this Article VIII.

                 Notwithstanding anything to the contrary contained herein, the Indemnified Party, without in any manner affecting the indemnity to be provided under this Article VIII, shall have the right to assume the defense of any claim and shall have the right to settle any claim on a reasonable basis without the consent or involvement of the Indemnifying Party, if the Indemnified Party reasonably believes that such assumption or settlement is necessary to discharge its responsibilities as servicer of the Mortgage Loans or to preserve its authority and approvals to service the Mortgage Loans or to maintain the manner in which it conducts its business, if the failure to assume the defense of or settle the claim could materially and adversely impact upon its relationship with GNMA, HUD, the FHA or the VA, or if the Indemnifying Party does not, in the Indemnified Party's reasonable judgment, diligently defend and/or cure any Indemnified Event

                 If an Indemnified Party incurs out-of-pocket costs and expenses in connection with any Loss hereunder, the indemnification obligation of the Indemnifying Party shall include interest on such Loss, calculated at the Fed Funds Rate from the date such Loss is incurred by the Indemnified Party to the date the Indemnifying Party pays its indemnity obligation hereunder,

                 Section 8.5      Repurchase.

                 If Seller is obligated to indemnify Purchaser with respect to an Indemnified Event under Section 8.2 relating to a Mortgage Loan, and as a result Purchaser is required by applicable Mortgage Loan Requirements to repurchase such Mortgage Loans out of the related Pool (or Purchaser would be required to repurchase such Mortgage Loan if it was still in a Pool), and Seller is unable to cure any defect in the related Mortgage Loan within the lesser of any applicable cure period permitted by GNMA or 90 days from the date it receives notice of such defect, in addition to the obligations of Seller to indemnify Purchaser for any Losses arising out of, resulting from or relating to the Indemnified Event under Section 8.2, Purchaser may require Seller to repurchase the Mortgage Loan and the related Servicing Rights and Advances from the Investor (provided repurchase is permitted by the Investor) and Purchaser, as the case may be. The purchase price under this Section 8.5 for any Mortgage Loan and the related Servicing Rights repurchased hereunder shall equal the Repurchase Price, and shall be paid within fifteen (15) days following receipt from Purchaser of written demand therefor. In addition, Seller shall reimburse Purchaser for all Advances related to the applicable Mortgage Loan repurchased hereunder. Immediately upon completion of the purchase or repurchase of a Mortgage Loan or Servicing Rights by Seller, Purchaser shall assign to Seller all of its rights, title and interest in and to such Mortgage Loan and the related Servicing Rights and Advances, and shall forward to Seller all Mortgage Escrow Accounts, Servicing Files, servicing records and other documents relating to such repurchased Mortgage Loan or Servicing Rights.

                 If, as of the Final GNMA Transfer Date, Purchaser has not received a GNMA Consent with respect to any Pool, at Purchaser's election to be exercised by written notice to Seller within 30 days after the Final GNMA Transfer Date, Seller shall repurchase, and Purchaser shall reconvey, the Servicing Rights and Advances related to all Mortgage Loans in such Pool or, if permitted by GNMA, the Servicing Rights and Advances related only to the Mortgage Loans that are preventing the initial final certification or recertification of the affected Pools. The purchase price for any Servicing Rights repurchased from Purchaser hereunder shall equal the Repurchase Price, and shall be paid within fifteen (15) days following receipt from

Purchaser of written demand therefor. Immediately upon completion of the repurchase of such Servicing Rights by Seller, Purchaser shall assign to Seller all of its rights, title and interest in and to such Mortgage Loans and Servicing Rights and shall forward to Seller all Mortgage Escrow Accounts, Custodian Files, Servicing Files and other documents relating to such repurchased Servicing Rights.

                 Section 8.6 Special Indemnification for Seller's Escrow Practices.

                 Seller shall indemnify and hold harmless Purchaser against, and shall reimburse it for any Losses to the extent arising out of, relating to or resulting from any of Seller's escrow practices in effect with respect to the Mortgage Loans prior to the applicable Servicing Transfer Date and any escrow practices of Seller which Purchaser continues until the earlier of (i) the date set forth (on a state-by-state basis) on Schedule 8.6 for completion of Purchaser's annual escrow analysis of the Servicing Rights relating to such applicable Servicing Transfer Date, or (ii) the date that Purchaser actually completes its escrow analysis in each state.

                                   ARTICLE IX
                                  TERMINATION

                 Section 9.1 Termination by Purchaser or Seller Prior to Portfolio A Servicing Transfer Date.

                 This Agreement may be terminated at any time prior to the Portfolio A Servicing Transfer Date as follows:

                          (a)     by mutual consent of Seller and Purchaser;

                          (b)     by either Seller or Purchaser, if the other
party hereto shall breach in any material respect any of its representations, warranties or obligations contained in this Agreement;

                          (c)     by Purchaser, if the conditions to its
obligations set forth in Sections 6.1 and 6.2 have not been satisfied or waived on or before the Portfolio A Servicing Transfer Date; and

                          (d)     by Seller, if the conditions to its
obligations set forth in Sections 7.1 and 7.2 have not been satisfied or waived on or before the Portfolio A Servicing Transfer Date.

                 Section 9.2 Termination by Purchaser or Seller Prior to Portfolio B Servicing Transfer Date.

                 This Agreement may be terminated with respect to the Portfolio B Mortgage Loans and the related Servicing Rights to be transferred on the Portfolio B Servicing Transfer Date at any time on or after the Portfolio A Servicing Transfer Date and prior to the Portfolio B Servicing Transfer Date as follows:

                          (a)     by mutual consent of Seller and Purchaser;

                          (b)     by either Seller or Purchaser, if the other
party hereto shall breach in any material respect any of its representations, warranties or obligations contained in this Agreement;

                          (c)     by Purchaser, if the conditions to its
obligations set forth in Section 6.2 to be performed on or before the Portfolio B Servicing Transfer Date have not been satisfied or waived on or before such date; and

                          (d)     by Seller, if the conditions to its
obligations set forth in Section 7.2 have not been satisfied or waived on or before such date.

                 Section 9.3      Effect of Termination.

                 If this Agreement is terminated pursuant to Section 9.1, all rights and obligations of Seller and Purchaser hereunder shall terminate and no Party shall have any liability to the other Party, except for obligations of the Parties in Sections 5.12 and 5.15 and except as provided in the last sentence of this paragraph, each of which shall survive the termination of this Agreement, and except nothing herein will relieve any Party from liability for any breach of any representation, warranty, agreement or covenant contained herein prior to such termination. Upon termination of this Agreement pursuant to Section 9.1, any portion of the Purchase Price or other amounts delivered by Purchaser to Seller (other than in respect of the Buyout Loan Purchase Price) shall be promptly returned to Purchaser together with interest at the Fed Funds Rate and any servicing income received by Purchaser under the Interim Servicing Agreement shall be promptly returned to Seller together with interest at the Fed Funds Rate. If the Buyout Loan Transfer Date shall have occurred prior to any termination of this Agreement pursuant to Section 9.1, such termination shall have no effect on the agreements and obligations of the Parties with respect to the Buyout Loans.

                 If this Agreement is terminated pursuant to Section 9.2, all rights and obligations of Seller and Purchaser relating to the Portfolio B Mortgage Loans and the transactions contemplated to occur hereunder with respect to such Mortgage Loans and the related Servicing Rights shall terminate and no Party shall have any liability to the other party with respect to such Portfolio B Mortgage Loans and the related Servicing Rights, except for obligations of the Parties hereto in Sections 5.12 and 5.15, which shall survive the termination of this Agreement, and except nothing herein will relieve any party from liability for any breach of any representation, warranty, agreement or covenant contained herein prior to such termination. Upon termination of this Agreement pursuant to Section 9.2, any portion of the Purchase Price or other amounts delivered by Purchaser to Seller in respect of the Portfolio B Mortgage Loans shall be promptly returned to Purchaser together with interest at the Fed Funds Rate and any servicing income received by Purchaser under the Interim Servicing Agreement and the Subservicing Agreement (reduced by a subservicing fee of $6.00 per loan per month) shall be promptly returned to Seller together with interest at the Fed Funds Rate. Any termination of this Agreement pursuant to Section 9.2 shall have no effect on the agreements and obligations of the Parties with respect to the Portfolio A Mortgage Loans and the related Servicing Rights.

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

                 Section 10.1     Notices.

                 All notices, consents, requests, and other communications under this Agreement shall be in writing and shall be effective: (a) upon delivery by hand; (b) one day after being deposited with a recognized overnight delivery service; (c) three days after being deposited in the United States mail, first-class, postage prepaid, registered or certified, return receipt requested; or (d) if sent by facsimile, upon receipt of a clear transmission report--in each case addressed to such party as follows (or to such other address as hereafter may be designated in writing by such Party to the other Party):

                 If to Purchaser

                                        Harbourton Mortgage Co., L.P.
                                        2530 South Parker Road
                                        Suite 500
                                        Aurora, CO 80014-1630
                                        Attention:  Rick W. Skogg, President
                                        Telephone: (303) 745-3661
                                        Facsimile: (303) 338-2460

                 If to Seller:

                                        Norwest Mortgage, Inc.
                                        405 SW 5th Street
                                        Unit 1401
                                        Des Moines, IA 50309
                                        Attention:  Stephen D. Morrison, Esq.
                                        Telephone:  515-221-7520
                                        Facsimile:  515-221-5192

                 Section 10.2 Assignment; Successors and Assigns; No Third Party Rights.

                 This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement (including the right to indemnification hereunder) may not be assigned by either Party to any Person other than an Affiliate of such Party or a transferee of all or substantially all of the servicing rights of such Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. This Agreement shall be for the sole benefit of the Parties and their respective successors, assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

                 Section 10.3     Entire Agreement.

                 This Agreement and the other Operative Documents, including the Schedules and Exhibits attached hereto and thereto, constitute the entire agreement among the Parties with respect to the matters covered hereby and supersede all previous written, oral or implied understandings among the Parties with respect to such matters.

                 In the event of any inconsistency between the provisions in the body of this Agreement relating to the procedures to be utilized in connection with the transfer of the Servicing Rights and the provisions of the Servicing Transfer Protocol, the terms of the Servicing Transfer Protocol shall govern.

                 Section 10.4     Amendment, Modification and Waivers.

                 This Agreement may only be amended or modified in writing signed by the party against whom enforcement of such amendment or modification is sought. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

                 Section 10.5     Severability.

                 The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

                 Section 10.6     Expedited Arbitration.

                 Whenever this Agreements calls for the resolution of a controversy or claim by arbitration, such controversy or claim shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator selected to hear the controversy or claim shall be experienced in the secondary mortgage market and the purchase and sale of mortgage servicing rights. The arbitration shall take place in Denver, Colorado and shall be conducted using the Expedited Procedures of the Commercial Arbitration Rules, regardless of the amount in dispute. The Parties shall bear their own attorney fees and costs in connection with the arbitration, and shall share equally the arbitrators' compensation charges and the administrative fees of the American Arbitration Association. The arbitrator may not award attorney fees and costs to the prevailing party or otherwise reapportion attorney fees and costs as part of the award. The award rendered by the arbitrator shall be final and binding upon the Parties, and judgment upon the award may be entered in any court of competent jurisdiction.

                 Section 10.7     Governing Law.

                 This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, regardless of the conflict of laws principles thereof.

                 Section 10.8     No Waiver.

                 Unless expressly provided to the contrary, the failure of any Party to insist upon strict performance of any covenant or obligation in this Agreement shall not be a waiver of such Party's right to demand strict compliance in the future or to pursue or enforce whatever remedies may be available to such Party for any breach or default of or in such covenant or obligation (subject to applicable statutes of limitation). No consent or waiver, express or implied, to or of any breach or default in the performance of any covenant or obligation in this Agreement shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other covenant or obligation hereunder.

                 Section 10.9     Payments by Wire Transfer.

                 All payments required to be made by wire transfer hereunder shall be made to the Parties as follows, or to such other location or account as may be designated in writing by the Party entitled to payment:

         If payment is to be made to Seller:

                            Norwest Bank Minnesota, N.A.
                            ABA # 091000019
                            Minneapolis, MN
                            Account # 58-595
                            Account Name: Norwest Mortgage, Inc.

         If payment is to be made to Purchaser:

                    For Custodial Funds
                            Chemical Bank
                            New York, New York
                            ABA # 021000128
                            Credit:  Harbourton Mortgage Co., L.P.
                            #144041442
                            Reference:  GNMA Custodial Account Balances Transfer

                          For All Other Transactions
                                  Chemical Bank
                                  New York, New York
                                  ABA #021000128
                                  Credit:  Harbourton Mortgage Co., L.P.
                                  #144041661
                                  Reference:  (Description of Activity)

                 Section 10.10    Rules of Construction.

                 In this Agreement, unless specified otherwise:

                          (a)     "Any" means "any one or more"; "including"
means "including without limitation"; "day" means "calendar day," unless "Business Day" is specified.

                          (b)     Singular words include plural, and vice
versa. For example, the words "Party" and "Parties" each means "Party or Parties as the case may be."

                          (c)     Headings are for convenience only, and do not
affect the meaning of any provision.

                          (d)     Reference to an agreement includes reference
to its permitted supplements, amendments and other modifications.

                          (e)     Reference to a law includes reference to any
amendment or modification of the law and to any rules or regulations issued thereunder

                          (f)     Reference to a Person includes reference to
its permitted successors and assigns in the applicable capacity.

                          (g)     Reference to an Article, Section, Exhibit, or
Schedule signifies reference to an Article, Section, Exhibit, or Schedule of this Agreement, unless the context clearly indicates otherwise.

                          (h)     "Hereunder," "hereto," "hereof," "herein,"
and like words, refer to the whole of this Agreement rather than to a particular part hereof, unless the context clearly indicates otherwise.

                 Section 10.11    Reproduction of Documents.

                 This Agreement, each of the other Operative Documents, and each other document or instrument executed and delivered in connection with the transactions contemplated hereby and thereby, may be reproduced by any photographic, photostatic, facsimile, or other similar process. Any such reproduction shall be admissible in evidence as the original itself in any judicial, administrative or arbitral proceeding, whether or not the original is in existence and whether or not such reproduction was made by a Party in the regular course of business.



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

                 Section 10.12    No Strict Construction.

                 The Parties acknowledge that this Agreement and the other Operative Documents have been prepared jointly, and shall not be strictly construed against either Party.

                 Section 10.13    Counterparts.

                 This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

                     [SIGNATURES APPEAR ON FOLLOWING PAGE]



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

                 IN WITNESS WHEREOF, the Parties hereby duly execute and deliver this Agreement:

                                       HARBOURTON MORTGAGE CO., L.P.,
                                       a Delaware limited partnership

                                       By: Harbourton Funding Corporation,
                                           a Delaware corporation,
                                           its general partner



                                       By:
                                          --------------------------------------
                                          Name:  Rick W. Skogg
                                          Title:    President


                                       NORWEST MORTGAGE, INC.,
                                       a California corporation,


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                     -S-1-

                                                                      Schedule I


                                 DEFINED TERMS


                 "Advance" means, with respect to a Mortgage Loan, an advance by the servicer of such Mortgage Loan of its own funds to make payments of principal, interest, taxes, insurance premiums, ground rents, assessments, foreclosure related costs, amounts transferred for NSF checks, and similar charges advanced with respect to a Mortgage Loan as required or permitted by the applicable Mortgage Loan Requirements.

                 "Affiliate" means, in respect of any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. "Control" as used herein means the power to direct the management and policies of such Person.

                 "Agencies" or "Agency" means GNMA, FHA, VA and/or a State Agency, as applicable.

                 "Agreement" means this Mortgage Servicing Purchase and Sale Agreement, together with its Exhibits and Schedules.

                 "Ancillary Income" means all income from or relating to the Mortgage Loans to which the servicer is entitled other than servicing fees, including but not limited to late charges, insufficient funds fees, assumption fees, optional insurance amounts and all other incidental fees and charges.

                 "Applicable Rate" as of any date of determination, means the Fed Funds Rate plus 2.25%.

                 "Business Day" means a day other than Saturday, Sunday, or any other day on which commercial banks in Denver, Colorado, Minneapolis, Minnesota or New York, New York are authorized or required, by law or executive order, to close.

                 "Buyout Loan Cut-Off Date" means October 15, 1995.

                 "Buyout Loan Purchase Price Remittance Date" has the meaning set forth in Section 2.3.

                 "Buyout Loan Purchase Price" means that portion of the Purchase Price that is attributable to Buyout Loans as set forth in the Purchase Price Schedule annexed as Schedule 2.2.

                 "Buyout Loan Schedule" means Schedule 3.1(l)(2) hereto.

                 "Buyout Loan Transfer Date" has the meaning set forth in
Section 2.1.



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

                 "Buyout Loans" means all FHA-insured single (one-to-four) family residential mortgage loans that (i) were purchased by Seller between February 28, 1995 and the Sale Date out of Pools to be transferred to Purchaser hereunder, (ii) were Delinquent Loans at the time of such purchase by Seller,
(iii) as of the Buyout Loan Cut-Off Date, the Mortgages and Mortgage Notes related to such Mortgage Loans have not been extinguished by a judgment of foreclosure, foreclosure sale or otherwise, and (iv) are listed on the Buyout Loan Schedule.

                 "Certified Pool" means, as of any date, a Pool that has received (i) original final certification in compliance with the GNMA Guide, and (ii) if issuer responsibility with respect to such Pool has been transferred subsequent to issuance of such Pool but prior to the transfer contemplated by this Agreement, recertification in compliance with the GNMA Guide with respect to each such transfer.

                 "Certified Portfolio A Mortgage Loans" means, as of any date of determination, all Mortgage Loans in Portfolio A Pools that are Certified Pools and for which a GNMA Consent has been obtained.

                 "Certified Portfolio B Mortgage Loans" means, as of any date of determination, all Mortgage Loans in Portfolio B Pools that are Certified Pools and for which a GNMA Consent has been obtained.

                 "Custodian File" means, for any Mortgage Loan, the file, maintained by the applicable GNMA custodian, containing each of the original documents referred to in Exhibit J, and such other documents as may be required by GNMA to be maintained by a document custodian under the GNMA Guide.

                 "Cut-Off Date" means August 31, 1995.

                 "Delinquent Loan" means a Mortgage Loan that, as of the Cut-Off Date, is either (i) three (3) or more payments past due, or (ii) In Litigation (other than class action litigation disclosed on Schedule 3.1(j)), In Bankruptcy or In Foreclosure. A Mortgage Loan is considered to be three (3) payments past due when the payment due for a given month has not been received by Seller in full on or before the close of business on the last Business Day of the month that is two months after the month when such payment was due, crediting all payments received in order to the oldest unpaid installment. For example, a Mortgage Loan is three (3) payments past due on June 30, 1994 if the payment due on April 1, 1994, has not been received by Seller in full on or before the close of business on the last Business Day in June 1994, crediting all payments received in order to the oldest unpaid installment.

                 "Escrow Agent" means Norwest Bank Minnesota, N.A.

                 "Escrow Agreement" means the escrow agreement to be entered into between Purchaser, Seller and Escrow Agent, substantially in the form of Exhibit A.

                 "Fed Funds Rate" means, as of any date, the rate of interest published in the Money Rates column of The Wall Street Journal, Western Edition, as the "Fed Funds Rate."



                                     -I-2-

                 "FHA" means the Federal Housing Administration, or any successor thereof.

                 "Final GNMA Transfer Date" means March 1, 1996, or such other date as may be agreed to by the Parties in writing.

                 "GNMA" means the Government National Mortgage Association, or any successor thereof.

                 "GNMA Consent" means, with respect to any Pool or Mortgage Loan, the affirmative written consent and approval of GNMA to the transfer from Seller to Purchaser of the Servicing Rights and issuer responsibility with respect to such Pool or Mortgage Loan in accordance with the provisions of the GNMA Guide, without material adverse modification to the rights of the servicer thereunder.

                 "GNMA Guide" means, collectively, the "GNMA I Mortgage-Backed Securities Guide" and the "GNMA II Mortgage-Backed Securities Guide" published by HUD, as amended, modified or supplemented from time to time, and all contracts and agreements entered into pursuant thereto and all rules, regulations, policies, interpretive letters and guidelines issued by HUD or GNMA thereunder.

                 "GNMA Subservicing Consent"  has the meaning set forth in
Section 5.3.

                 "GNMA Transfer Date" has the meaning set forth in Section 2.1.

                 "Governmental Authority" means any federal, state, municipal, local, territorial, or other governmental department, commission, board, bureau, agency, court, authority or instrumentality, domestic or foreign.

                 "Hold-Back Reserve Fund" has the meaning set forth in Section 2.5.

                 "Hold-Back Reserve Payment" has  the meaning set forth in
Section 2.3(d).

                 "In Bankruptcy" means a Mortgage Loan with respect to which the Mortgagor has (i) made an assignment for the benefit of creditors or petitioned or applied to any tribunal for the appointment of a custodian, receiver or trustee for him or for a substantial part of his assets, (ii) has commenced any proceeding under any bankruptcy, reorganization, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iii) has pending any such petition, application or proceeding.

                 "In Foreclosure" or "Foreclosed" means a Mortgage Loan with respect to which foreclosure proceedings have been, or, under Seller's standard procedures or FHA/VA guidelines, should have been, referred to an attorney or have been instituted and are pending or have been completed, or a deed in lieu of foreclosure has been accepted or is pending. For purposes of this Agreement, a Mortgage Loan will be deemed to be In Foreclosure when the first action required by state law to be taken to commence proceedings in foreclosure, or a sale under power of sale, or other acquisition of title to the Mortgaged Property based upon a default by the Mortgagor



                                     -I-3-
under the Mortgage Note or Mortgage, under the law of the State wherein the Mortgage Loan is to be enforced, has been taken or should have been taken.

                 "In Litigation" means a Mortgage Loan that has been referred to an attorney for collection, or with respect to which any action, suit or proceeding before a court, governmental agency or arbitrator has been instituted and is pending, or has been settled or otherwise finalized in a manner which may materially and adversely affect (1) the Mortgagor's obligations or ability to make all payments to be made under the Mortgage Loan in accordance with the terms thereof, or (2) the enforceability or priority of the Mortgage granted in the residential real property and any other property serving as collateral for the Mortgage Loan.

                 "Indemnified Events" has the meaning set forth in Article
VIII.

                 "Indemnified Party" means a Party that benefits from indemnification or seeks indemnification from another Party pursuant to Article VIII.

                 "Indemnifying Party" means a Party providing indemnification to another Party pursuant to Article VIII.

                 "Ineligible Buyout Loan" means a Buyout Loan that, as of the last Business day of the month immediately preceding the Buyout Loan Transfer Date, is eleven (11) or more payments past due. A Buyout Loan is considered to be eleven (11) payments past due when the payment due for a given month has not been received by Seller in full on or before the close of business on the last Business Day of the month that is ten months after the month when such payment was due, crediting all payments received in order to the oldest unpaid installment. For example, a Buyout Loan is eleven (11) payments past due on August 31, 1995 if the payment due on October 1, 1994, has not been received by Seller in full on or before the close of business on the last Business Day in August 1995, crediting all payments received in order to the oldest unpaid installment.

                 "Ineligible Loan" means either an Ineligible Buyout Loan or an Ineligible Mortgage Loan.

                 "Ineligible Mortgage Loan" means a Mortgage Loan (other than a Buyout Loan) that, as of the Cut-Off Date, (i) is eleven (11) or more payments past due, or (ii) the Mortgage and Mortgage Note related to such Mortgage Loan have been extinguished by a judgment of foreclosure, foreclosure sale or otherwise. A Mortgage Loan is considered to be eleven (11) payments past due when the payment due for a given month has not been received by Seller in full on or before the close of business on the last Business Day of the month that is ten months after the month when such payment was due, crediting all payments received in order to the oldest unpaid installment. For example, a Mortgage Loan is eleven (11) payments past due on August 31, 1995 if the payment due on October 1, 1994, has not been received by Seller in full on or before the close of business on the last Business Day in August 1995, crediting all payments received in order to the oldest unpaid installment.



                                     -I-4-

                 "Insurer" means FHA or VA, or any insurer that provides policies of life, hazard, disability, title or other insurance with respect to any of the Mortgage Loans or the collateral securing a Mortgage Loan.

                 "Interim Servicing Agreement" means the Interim Servicing Agreement, dated as of the Sale Date, between the Parties substantially in the form of Exhibit B.

                 "Investor" means GNMA.

                 "Law" means any applicable statute, law, ordinance, regulation, order, writ, injunction, or decree of any Governmental Authority.

                 "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), or preference, priority, or other security agreement, or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

                 "Losses" means any claims, reasonable out-of-pocket costs and expenses, damages, liabilities, losses or deficiencies (including, without limitation, reasonable counsel's fees and other reasonable costs and expenses incident to any suit, action or proceeding) of any kind or nature whatsoever actually incurred, including the cost of obtaining a letter of credit required to be posted by GNMA with respect to Pools that are not timely recertified pursuant to the GNMA Guide, and, for repurchased Mortgage Loans, the Repurchase Price.

                 "Mortgage" means, with respect to a Mortgage Loan, the instrument securing the related Mortgage Note which creates a first lien on the related Mortgaged Property.

                 "Mortgage Escrow Accounts" means all escrow, impound and custodial accounts maintained under the GNMA Guide or otherwise relating to the Mortgage Loans including, without limitation, all accounts established for purposes of receiving funds for the payment of principal and interest or real or personal property taxes, insurance premiums, ground rents, assessments, funds due the Investor, unearned fees, hazard insurance loss drafts, Advances, funds held in connection with buy-down loans, and similar charges relating to the Mortgage Loans and interest accrued on such funds for the benefit of the Mortgagors under applicable Mortgage Loan Requirements or otherwise.

                 "Mortgage Loan Requirements" means the (i) terms of the Mortgage and Mortgage Note related to each Mortgage Loan, (ii) Laws pertaining to the processing, origination insuring, purchase, sale, servicing or subservicing of the Mortgage Loans, (iii) responsibilities and obligations set forth in any agreement between Seller and an Agency or Insurer (including without limitation the GNMA Guide), (iv) requirements of an Agency or Insurer with respect to the processing, origination, insuring, purchase, sale, servicing, subservicing or filing of claims in connection with the Mortgage Loans, and (v) to the extent not covered by the foregoing, the

                                     -I-5-
reasonable and customary mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

                 "Mortgage Loan Schedule" means Schedule 3.1(l)(1) hereto.

                 "Mortgage Loans" means all Buyout Loans and all single-family, FHA-insured or VA-guaranteed mortgage loans secured by the related Mortgages, the Servicing Rights to which mortgage loans are to be sold to Purchaser pursuant to this Agreement.

                 "Mortgage Note" means, with respect to a Mortgage Loan, the promissory note or other evidence of indebtedness of the related Mortgagor.

                 "Mortgaged Property" means, with respect to a Mortgage Loan, a fee simple interest in residential real property, together with improvements thereon, subject to the lien of the related Mortgage.

                 "Mortgagor" means, with respect to a Mortgage Loan, the obligor on the related Mortgage Note.

                 "NSF Check" means a check tendered by a Mortgagor as a payment on a Mortgage Loan that is returned by the drawee bank because of insufficient funds, including without limitation insufficient funds due to funds being denominated as uncollected.

                 "Operative Documents" means this Agreement, the Interim Servicing Agreement, the Subservicing Agreement, the Escrow Agreement, each GNMA assignment agreement, each bill of sale and assignment and assumption agreement, and all other documents or instruments executed and delivered in connection with this Agreement or any of such other agreements or any of the transactions contemplated hereby or thereby.

                 "Parties" means Purchaser and Seller.

                 "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, incorporated association, joint venture, Governmental Authority or other entity of whatever nature, and in each case includes permitted successors and assigns..

                 "Pool" means an aggregation of one (1) or more Mortgage Loans that have been pledged to secure mortgage-backed securities or participation certificates guaranteed by GNMA.

                 "Pool Schedule" means Schedule 3.1(l)(3) hereto.

                 "Portfolio" means either the Portfolio A Mortgage Loans, the Portfolio B Mortgage Loans or the Buyout Loans, as the context may require.

                 "Portfolio A Mortgage Loans" means the Mortgage Loans which are indicated to be included in "Portfolio A" on Schedule 3.1(l)(1).

                                     -I-6-

                 "Portfolio A Pools" means all Pools consisting of Portfolio A Mortgage Loans as indicated on Schedule 3.1(l)(3).

                 "Portfolio A Purchase Price" means that portion of the Purchase Price that is attributable to the Portfolio A Mortgage Loans as set forth in the Purchase Price Schedule.

                 "Portfolio A Purchase Price Remittance Date" has the meaning set forth in Section 2.3.

                 "Portfolio A Servicing Transfer Date" has the meaning set forth in Section 2.1.

                 "Portfolio B Mortgage Loans" means the Mortgage Loans which are indicated to be included in "Portfolio B" on Schedule 3.1(l)(1).

                 "Portfolio B Pools" means all Pools consisting of Portfolio B Mortgage Loans as indicated on Schedule 3.1(l)(3).

                 "Portfolio B Purchase Price" means that portion of the Purchase Price that is attributable to the Portfolio B Mortgage Loans as set forth in the Purchase Price Schedule.

                 "Portfolio B Purchase Price Remittance Date" has the meaning set forth in Section 2.3.

                 "Portfolio B Servicing Transfer Date" has the meaning set forth in Section 2.1.

                 "Portfolio Characteristics Schedule" means Schedule 3.1(l)(4) hereto.

                 "Prior Servicer" means any originator or servicer of a Mortgage Loan, other than Seller.

                 "Purchase Price" means the amount payable by Purchaser to Seller for the Servicing Rights as set forth in Section 2.2 and subject to adjustment as provided in Section 2.8.

                 "Purchase Price Percentage" means 1.40% (140 basis points).

                 "Purchase Price Remittance Date" means either the Portfolio A Purchase Price Remittance Date, the Portfolio B Purchase Price Remittance Date or the Buyout Loan Purchase Price Remittance Date.

                 "Purchase Price Schedule" has the meaning set forth in section 2.2.

                 "Purchaser's Document Custodian" means one or more document custodian(s) designated by Purchaser from time to time that is party to a Custodial Agreement (HUD Form 11715, or any successor form) between GNMA, Purchaser and such custodian.

                 "Repurchase Balance" means the unpaid principal balance as of the date of repurchase of a Mortgage Loan to be repurchased in accordance with
Section 8.5.

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
                 "Repurchase Price" means the sum of (a) the Repurchase Balance, plus all interest accrued thereon through the end of the month of repurchase, (b) the product of the Repurchase Balance and the Purchase Price Percentage (if paid) and (c) all reasonable unreimbursed expenses incurred by Purchaser relating to the subject Mortgage Loan, including but not limited to reasonable unreimbursed Advances.

                 "Sale Date" means as of September 15, 1995.

                 "Servicing Agreement" means the Servicing Agreement entered into between Seller and GNMA with respect to the Mortgage Loans in accordance with the GNMA Guide.

                 "Servicing File" means, with respect to a Mortgage Loan, the file containing all documents in Seller's possession or control, whether on hard copy, computer record, microfiche or any other format, evidencing and pertaining to a particular Mortgage Loan and relating to the processing, origination, servicing, collection, payment and foreclosure of such Mortgage Loan, including (i) copies of certain documents executed or delivered in connection with the closing of such Mortgage Loan, including without limitation copies of the Mortgage Note, Mortgage and any assignments of such Mortgage, and
(ii) any servicing documentation which relates to such Mortgage Loan of the type customarily included by mortgage loan servicers in their servicing files. The Servicing File for each Mortgage Loan shall include all documents required to be maintained under, or that are necessary to comply with, applicable Mortgage Loan Requirements.

                 "Servicing File Reserve" has the meaning set forth in Section 2.3(b).

                 "Servicing File Reserve Payment" has the meaning set forth in
Section 2.3(b).

                 "Servicing Rights" means the rights and responsibilities of Seller with respect to the servicing of the Mortgage Loans under the GNMA Guide and the Servicing Agreement and the right to receive servicing fees thereunder, and the associated right, title and interest of Seller in the related Mortgage Loans, Pools, Mortgage Note, Mortgage Escrow Accounts, Custodian File, and Servicing File.

                 "Servicing Transfer Date" means, with respect to a Mortgage Loan or a Buyout Loan, the date on which physical servicing (or in the case of Mortgage Loans included in Uncertified Pools, subservicing) of such Mortgage Loan transfers from Seller to Purchaser. The Servicing Transfer Date for all Portfolio A Mortgage Loans shall be the Portfolio A Servicing Transfer Date, the Servicing Transfer Date for all Portfolio B Mortgage Loans shall be the Portfolio B Servicing Transfer Date, and the Servicing Transfer Date for all Buyout Loans shall be the Buyout Loan Transfer Date.

                 "Servicing Transfer Protocol" means the actions to be taken and procedures to be followed in connection with the transfer of the Servicing Rights to Purchaser as set forth on Exhibit D.

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

                 "State Agency" means any state agency with authority to (i) regulate the businesses of Purchaser or Seller, including without limitation any state agency with authority to determine the investment or servicing requirements with regard to mortgage loans originated, purchased or serviced by Purchaser or Seller or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including without limitation state and local housing finance authorities.

                 "Subservicing Agreement" means the Mortgage Loan Subservicing Agreement, dated as of the Sale Date, between the Parties substantially in the form of Exhibit C.

                 "Uncertified Pool" as of any date, means a Pool that is not a Certified Pool.

                 "VA" means the United States Department of Veterans Affairs, or any successor thereof.

                 "VA Buy-down" means with respect to a Mortgage Loan that is guaranteed by the VA, the waiver by Purchaser of a portion of the indebtedness of the Mortgage Loan, which can take the form of a reduction of the principal, a credit to escrow or unapplied funds accounts, the forgiveness of accrued interest or any combination of the foregoing, and which causes the VA to pay off the remaining amount of the indebtedness owed and acquire the collateral securing the Mortgage Loan. A VA Buy-down shall also include any Mortgage Loan for which the VA would have issued "no-bid" instructions but for the VA's adjustment of the amount of the guaranteed indebtedness in order to avoid a no-bid pursuant to 38 C.F.R. 36.4321 and Section 4.04 of the VA Servicing Guide

                 "VA No-Bid-Mortgage Loan" means A Mortgage Loan guaranteed by the VA and for which the VA provides written notice that it will not accept conveyance of the property securing said Mortgage Loan after such Mortgage Loan has been placed in foreclosure.


                                     -I-9-